UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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(Amendment No.     )
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IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IDACORP®

2021

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

MAY 20, 2021 • BOISE IDAHO

April 6, 2021

Dear Fellow Shareholders:
You are cordially invited to attend the 2021 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 20, 2021, at 10:00 a.m. (Mountain Time). As part of our precautions related to the pandemic, we have adopted again for this year a virtual format for our Annual Meeting to provide a safe, consistent, and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 19, 2021 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.
The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the Internet, other than to those shareholders who requested a paper copy. In addition, at the Annual Meeting we will discuss the company’s 2020 financial results, operational matters, and several of the company’s strategic initiatives.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.
We appreciate your continued interest in and support of our company.
Sincerely,

Richard J. Dahl Chair of the Board of Directors	Lisa A. Grow President and CEO
IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
VIRTUAL MEETING ONLY - NO PHYSICAL LOCATION

Date and Time:	Thursday, May 20, 2021 at 10:00 a.m. Mountain Time

Place:
To register for and participate in the live online Annual Meeting, please visit www.proxydocs.com/IDA. Please note that you will need the control number included on your proxy card and Notice of Internet Availability in order to register for and to access the Annual Meeting. Registration to participate is due by Wednesday, May 19, 2021 at 3:00 p.m. Mountain Time.

Items of Business:
•    To elect 11 directors nominated by the board of directors for one-year terms;
•    To vote on an advisory resolution to approve executive compensation;
•    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
•    To transact such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those listed above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card that accompanies this proxy statement, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
Record Date:	Holders of record of IDACORP common stock at the close of business on March 31, 2021, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How to Vote:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by Internet prior to the Annual Meeting at www.proxypush.com/ida; (b) by Internet during the Annual Meeting at www.proxydocs.com/ida; (c) by toll-free telephone by calling (866) 702-2221; or (d) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders: Our 2021 proxy statement and our annual report for the year ended December 31, 2020, are available free of charge at www.proxypush.com/ida.

By Order of the Board of Directors
Patrick A. Harrington
Corporate Secretary
April 6, 2021

PROXY STATEMENT HIGHLIGHTS

2021 Annual Meeting Information:

In the Proxy Statement Highlights, we have included highlights of some of the matters discussed in more detail later in the proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2020 Annual Report on Form 10-K for more information before you vote.

•Date and Time: May 20, 2021 at 10:00 a.m. Mountain Time
•Meeting Place and Registration Link: www.proxydocs.com/IDA. Virtual Meeting Only - No Physical Location.
◦You must register by May 19, 2021 at 3:00 p.m. Mountain Time.
•Eligibility: You are eligible to vote if you were a shareholder of record at the close of business on March 31, 2021.
•Your Vote: You may cast your vote in any of the following ways:

Internet	Telephone	Mail
For registered holders, visit www.proxypush.com/ida to vote. If your shares are held in street name, follow the instructions delivered to you by your bank or broker. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.
For registered holders, call
	1-866-702-2221. If your shares are held in street name, call the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Agenda and Voting Matters:

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of eleven director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021	✓ FOR

Information on Our Director Nominees:

Our board of directors has nominated 11 directors for election at the 2021 Annual Meeting. You are being asked to vote on the election of each of the 11 nominees. Please see Part 3 – “Board of Directors” in this proxy statement for more information about each nominee. Below are the director nominee committee memberships and information as of the date of this proxy statement.

IDACORP, Inc. 2021 PROXY STATEMENT i

				Committee Memberships
Director Nominee	Director Since	Age	Independent[1]	Audit	Compensation[2]	Corp. Gov. & Nomin.	Executive[2]
Darrel T. Anderson	2013	63
Odette C. Bolano	2020	61	✓	✓
Thomas E. Carlile	2014	69	✓			✓
Richard J. DahlBC	2008	69	✓			©	✓
Annette G. Elg	2017	64	✓	✓
Lisa A. Grow	2020	55					©
Ronald W. Jibson	2013	68	✓		✓
Judith A. Johansen	2007	62	✓		✓	✓
Dennis L. Johnson	2013	66	✓	✓		✓
Richard J. Navarro	2015	68	✓	©			✓
Mark T. Peters[3]	2021	56	✓
    © -- Committee Chair BC - Chair of the Board of Directors
1 Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines
2 Current director Christine King, who is not a nominee for director at the Annual Meeting due to our mandatory retirement policy, is the Chair of the compensation committee and a member of the executive committee. Another director will be appointed to the compensation committee prior to Ms. King's retirement.
3 Dr. Peters has been appointed to the audit committee effective May 1, 2021.

]

IDACORP, Inc. 2021 PROXY STATEMENT ii

Governance Highlights and Investor Engagement:

We seek to adopt and implement corporate governance practices that we believe are in the interests of our shareholders and that reflect best practices. Some of our governance practices include the following:

Corporate Governance Highlights

- Annual election of all directors
- Independent chairman
- 10 of our 12 current directors are independent
- Regular board and committee executive sessions by non-management and independent directors
- Mandatory director retirement age of 72
- Stock ownership requirement for directors and officers
- Prohibition on hedging and pledging of securities for directors and officers
- Annual self-evaluations of the board and committees
- Board oversight of our cultural values of safety, integrity, and respect

- Majority vote resignation policy for directors in uncontested elections
- Compensation clawback policy
- Stock retention requirement for officers
- Mandatory continuing education requirements for our directors
- No shareholder rights plan
- Independent audit, compensation, and corporate governance and nominating committees
- Robust codes of conduct and ethics, reviewed by our directors
- Significant participation by the board in succession planning

Our relationship with our shareholders and the investment community is of great importance to our company. To that end, shareholder engagement is a consideration in the performance evaluation of members of our executive team. Aside from our normal corporate communications, we engage with shareholders, the investment community, and interest groups through our participation in various utility and investment conferences, mini road shows, and one-on-one meetings and telephone discussions with investors. During those meetings, we solicit input on topics such as corporate governance, executive leadership, dividends, disclosure and corporate communications, transparency, and sustainability.

IDACORP, Inc. 2021 PROXY STATEMENT iii

Our 2020 Performance Highlights

*Dividends per share as of February 2021

We had a successful year during 2020 in a number of respects:

•We achieved our thirteenth consecutive year of earnings growth.
•Our board of directors increased the quarterly dividend from $0.67 per share to $0.71 per share, as part of a 137 percent increase in quarterly dividends approved over the last nine years, which for 2020 moved us into our target payout ratio of between 60 and 70 percent of sustainable IDACORP earnings on an annualized basis.
•Idaho Power's customer count grew 2.7 percent.
•Idaho Power received some of its highest customer satisfaction ratings in company history.
•Idaho Power continued its strong safety performance in 2020, achieving the second lowest number of Occupational Safety and Health Administration (OSHA) recordable incidents in Idaho Power's history, only behind 2019's record safety results.
•In October 2020, Idaho Power and the co-owner of the Boardman coal-fired power plant ceased coal-fired operations at the plant, consistent with Idaho Power's continued path away from coal generation.
•We beat our carbon dioxide (CO2) emissions intensity goal, with an average reduction of 29 percent since 2010, and set a new goal in May 2020 to reduce emissions by 35 percent by 2025 compared with the baseline year of 2005.

Executive Compensation Program Design Highlights:

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our executive officers’ pay “at-risk,” meaning we tie much of our executive officers’ target compensation to our financial and operational performance. In order to be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at-risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. Our executive compensation policy provides that between 35 percent and 75 percent of our executive officers’ total target compensation should be at-risk incentive compensation under the short-term and long-term incentive plans.

IDACORP, Inc. 2021 PROXY STATEMENT iv

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our shareholders’ interests, and we use both operational and financial metrics for our incentive compensation. Our long-term incentive metrics are measures of the creation of shareholder value, rewarding appreciation in stock price and total shareholder return. Short-term incentive is paid in cash and long-term incentive is paid in IDACORP restricted stock units. Because of the diversity of our performance metrics, our executive officers’ annual compensation can vary considerably depending on our actual performance in any period. For 2020, we used the following metrics:

SHORT-TERM INCENTIVE

(ONE YEAR)

Service
Reliability
15%
Customer
Satisfaction
15%
Adjusted
Consolidated
Net Income
70% *

*Please see Part 4 – “Executive Compensation” in this proxy statement for more information on the calculation of this measure.

We have a number of compensation policies and practices that we use to help align the interests of management with our shareholders, including the following:

✓    We use a number of financial and operational performance metrics for executive compensation and have a policy that a significant percentage of our executives’ target compensation be at-risk
✓ We have solely independent directors on our compensation committee
✓    Our compensation committee retains an independent consultant
✓    We impose minimum stock ownership and retention obligations
✓    We have adopted a clawback policy
✓    We impose a maximum cap on incentive compensation
✓    We do not provide employment agreements
✓    We do not permit hedging or pledging of our stock by executive officers
✓    We provide only limited perquisites
✓    We do not provide stock options
✓    We have a low burn rate on equity for incentive awards
✓    We analyze peer groups and market data
✓    We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive

In 2020, we received 92 percent of votes cast in favor of our executive compensation programs. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts.

IDACORP, Inc. 2021 PROXY STATEMENT v

PROXY STATEMENT IDACORP, Inc. – 1221 W. Idaho Street – Boise, Idaho 83702-5627 PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2021 Annual Meeting of Shareholders (“Annual Meeting”) of IDACORP, Inc. (“IDACORP”). The Annual Meeting will be held on Thursday, May 20, 2021, at 10:00 a.m. (Mountain Time). As part of our precautions related to the pandemic, we have adopted a virtual-only format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 19, 2021 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (“Idaho Power”) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary.

This proxy statement is being furnished to you by our board of directors to solicit your proxy to vote your shares at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to participate in the Annual Meeting only if you are an IDACORP shareholder as of the close of business on March 31, 2021, the record date, or hold a valid proxy for the meeting. In order to be admitted to the online Annual Meeting, you must have the control number included on your proxy card and Notice of Internet Availability.

We make our proxy materials and our annual report to shareholders available on the Internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. The scheduled mailing date of the Notice of Internet Availability is on or about April 6, 2021. The Notice of Internet Availability specifies how to access proxy materials on the Internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 6, 2021, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission (“SEC”), including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.
IDACORP, Inc. 2021 PROXY STATEMENT 1

Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

How can I participate in the Annual Meeting?

The Annual Meeting will be held exclusively online via live webcast. To participate, you will need the control number included on your proxy card and Notice of Internet Availability. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 19, 2021 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on March 31, 2021. This is referred to as the “record date.” As of the record date, we had 50,515,478 outstanding shares of common stock entitled to one vote per share on all matters.

What if I have difficulties locating the control number prior to the day of the Annual Meeting?
Prior to the day of the Annual Meeting, if you need assistance with your control number and you hold your shares in your own name, please call toll-free (800) 635-5406 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your control number.

What if I have technical difficulties accessing the online Annual Meeting?
If you encounter difficulties accessing the online Annual Meeting during the check-in or the Annual Meeting itself, including any difficulties with your control number, please call the number provided on the site for assistance.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Proposal Number	Description of Proposal	Board Recommendation	Page Reference
1	Elect to the board of directors the eleven nominees who are named in this proxy statement to serve until the 2022 annual meeting of shareholders, or until their successors are elected and qualified	FOR each director nominee	20
2	Advisory resolution to approve our executive compensation	FOR	75
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021	FOR	77

IDACORP, Inc. 2021 PROXY STATEMENT 2

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those listed in the Notice of 2021 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote by Internet or telephone before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the postage-paid envelope provided to you. Your vote by Internet or telephone or through your mailed proxy card will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the Internet will not affect your right to participate in the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable New York Stock Exchange rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2021 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the Internet, by toll-free telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted for one or more of the voting proposals, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors, for those proposals for which you did not vote.

IDACORP, Inc. 2021 PROXY STATEMENT 3

Can I vote at the online Annual Meeting?
Yes, if you participate in the online Annual Meeting by visiting www.proxydocs.com/IDA, you will be able to vote your shares and submit questions during the meeting.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you participate in the virtual meeting and wish to vote online during the meeting, you may revoke your proxy at that time. You may also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your mailed written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?

The presence at the Annual Meeting, online or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 31, 2021, is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present online or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting or the shareholders may, by a vote of the holders of a majority of votes present in person or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	No effect, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	No effect
3
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021 is approved if the votes cast in favor exceed the votes cast against ratification.
Abstentions will have no effect; uninstructed shares are subject to a discretionary vote by a broker or other nominee

IDACORP, Inc. 2021 PROXY STATEMENT 4

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast for his or her election are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, Internet, or telephone. Our corporate secretary will tabulate any votes cast at the Annual Meeting and will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the inspector of election inspectors to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the SEC.

Who will pay the cost of this solicitation and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $6,500 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or participating in the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.

IDACORP, Inc. 2021 PROXY STATEMENT 5

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Overview of Our Corporate Governance Practices

The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making. We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate. Some of our notable corporate governance practices include the following:

✓	Annual election of all directors	✓	Majority vote resignation policy for directors in uncontested elections
✓	Independent chairperson	✓	Compensation clawback policy
✓	10 of our 12 current directors, and 9 of our 11 director nominees, are independent	✓	Stock retention requirement for officers
✓	Regular board and committee executive sessions by non-management and independent directors	✓	Mandatory continuing education requirements for our directors
✓	Mandatory director retirement age of 72	✓	No shareholder rights plan
✓	Stock ownership requirement for directors and officers	✓	Independent audit, compensation, and corporate governance and nominating committees
✓	Prohibition on hedging and pledging of securities for directors and officers	✓	Robust codes of conduct and ethics, reviewed by our board
✓	Annual self-evaluations of the board and committees	✓	Significant participation by the board in succession planning
✓	Board oversight of our cultural values of safety, integrity, and respect	✓	Consideration of diversity in our board member selection
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Our Strategic and Environmental, Social, and Governance (“ESG”) Initiatives

We are committed to our focus on competitive total returns and generating long-term value for shareholders. Our business strategy emphasizes Idaho Power as our core business, as Idaho Power's regulated utility operations are the primary driver of our operating results. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement is focused on the following areas and initiatives:

2021 Strategy and Initiatives

IDACORP

IDAHO POWER® An IDACORP Company

GROW FINANCIAL STRENGTH

- Pursue Revenue Opportunities and New Customer Models
- Promote and Engage in Broad Electrification
- Maintain Stakeholder Confidence
- Continue Our Focus on Productive Regulatory Outcomes and Preparing for the Future

IMPROVE THE CORE BUSINESS

- Evaluate and Control Expenditures and Continue Efficient Operations
- Evaluate and Deploy Transformative Technology Solutions
- Focus on Completing Key Transmission Projects
- Continue Progress on Hydro Relicensing Projects and Water Rights
- Continue Development of Regional Markets

ENHANCE THE BRAND

- Enhance Our Customers' Experience and Interactions Through Simplicity and Technology
- Communicate Progress Toward Our Environmental, Social and Governance Goals and Stewardship

KEEP EMPLOYEES SAFE AND ENGAGED

- Continue Our Strong Focus on Safety
- Enhance Our Culture of "Our Commitment to Each Other"
- Support a Workforce of the Future

Our Purpose

We are passionate about powering lives with reliable, affordable, clean energy, while developing innovative solutions every day.

Serving those who depend on us is at the center of everything we do. We all prosper by committing to the needs, safety and success of our customers, communities, employees and owners.

Our Values

We love where we live and what we do.
Every day, we rely on these core values to guide our success:

- **Safety First:** We are committed to the safety of our employees, our customers and the communities we serve.
- **Integrity Always:** Customers, owners and employees can count on us to be fair and ethical.
- **Respect for All:** We treat our customers, partners, employees and the environment with care and dignity.

In executing the focus areas above, we seek to balance the interests of shareholders, Idaho Power customers, employees, and other stakeholders. Idaho Power is working to continue to provide safe, affordable, reliable service to its customers from diversified generation resources, with a continued commitment to strong, sustainable financial results and strong credit ratings.

ESG Initiatives

Our board of directors, with considerable focus from the corporate governance and nominating committee, is responsible for the oversight of our ESG initiatives that are determined by management to be material to the company's business and is informed at least quarterly by members of the company's ESG steering committee comprised of officers and business area experts of the goals, measures, and results of our ESG and sustainability programs. We publicly release annual ESG reports and the most current ESG report is located on Idaho Power’s website, together with other information on ESG issues relevant to Idaho Power. The ESG reports and related website content are not incorporated by reference into this proxy statement.

Our ESG initiatives include:

•establishing responsible management goals and long-term strategies related to our impact on the environment, such as
◦Idaho Power's "Clean Today, Cleaner Tomorrow.®" goal to provide Idaho Power's customers with 100-percent clean energy by 2045,
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◦the sustainability benefits from the Boardman-to-Hemingway transmission project, which includes integrating renewable energy generation and deferring or eliminating the need for development of additional fossil-fueled resources,
◦continuing various environmental stewardship programs along the Snake River, including fish habitat preservation, water temperature reduction, and fish and plant restoration,
◦wildfire mitigation planning and actions, and
◦wildlife habitat, archaeological and cultural resource, and raptor protection stewardship programs.
•operational excellence in providing reliable, affordable, and clean energy,
•engaging and empowering Idaho Power’s workforce (including succession planning at all levels, employee development, leadership education, retirement planning education, and providing competitive compensation and benefits, including post-retirement benefits),
•promoting a culture of safety, diversity, equity, and inclusiveness for all employees, and
•building strong community partnerships for healthy, sustainable economic development in Idaho Power’s service area.

Clean today. **Cleaner tomorrow.**®

IDAHO POWER®

At Idaho Power, our commitment to serving customers and communities with reliable, affordable energy has been the hallmark of our 100-year history. As we continue the next century of service, we look to build on that foundation with a new and exciting mission:

100% clean energy by 2045.

Not only is this goal meaningful to us, it's important to many of our customers, the communities we serve and the places we call home. Learn how we're moving forward — today, tomorrow and together.

Carbon Emission Reduction

Carbon emissions intensity is a measure of the pounds of carbon dioxide ("CO2") emitted per MWh of energy generated. Idaho Power tracks carbon emissions intensity to measure the impact of its efforts to reduce carbon emissions relative to growing power demand in its service area. We have actively engaged in voluntary carbon emissions intensity reduction over the past decade with an original goal to reduce emissions 10-15 percent from the baseline year of 2005 levels. We have achieved and furthered the reduction goal several times. We increased the goal to reduce carbon emission intensity by at least 15-20 percent for the period from 2010 to 2020, and exceeded this goal with an estimated average reduction of 29 percent over that period compared with 2005. In May 2020, our board of directors approved an increased goal to reduce carbon emission intensity by 35 percent for the period from 2021-2025 compared with 2005.

We monitor environmental requirements and assess whether environmental control measures are or remain economically appropriate. Our most recent Integrated Resource Plan in 2019 identified the following schedule to retire Idaho Power's participation in its remaining co-owned coal-fired plants.

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Board and Board Committee Oversight of Human Capital Management

Our board of directors provides oversight for the company's human capital management. Management updates the full board of directors and its committees regularly on safety metrics, total rewards for employees, benefit and pension programs, succession planning and training programs, and diversity, equity, and inclusion initiatives, among other things. Each committee of the board of directors is delegated and takes on specific roles in this oversight. The compensation committee is responsible for overseeing employee compensation and benefit plans and general labor issues. The audit committee is responsible for overseeing risk management, including compliance with the code of business conduct and physical security risks relating to employees. The corporate governance and nominating committee is responsible for overseeing risks associated with governance and social issues associated with employees as part of its ESG risk oversight function.

Safety

We are committed to the safety of our employees, customers, and the communities we serve. We believe that safe, engaged, and effective employees are critical to the company’s success and that the company’s record of safety helps keep its service reliable and affordable. Idaho Power consistently ranks in the top 30 percent of all United States utilities in safety performance. Reflective of our focus on safety, the company’s Occupational Health and Safety Administration recordable injury rate was below the industry average rate during four of the past five years, and its safety metrics in 2019 and 2020 were the strongest in the company’s history.

In response to the COVID-19 pandemic, we implemented significant changes that it determined were in the best interest of its employees, as well as the communities in which it operates, in addition to complying with government regulations. While the nature of our industry necessitated that much of our field-based workforce continue to operate in the field, we implemented numerous measures to help ensure the safety of those employees, and the public, amidst the pandemic. Most of our non-field employees worked remotely beginning in March 2020 and remain working remotely as of the date of this proxy statement.

Diversity, Equity, and Inclusion ("DEI") Initiative

One of our core values as a company is “respect for all.” Our Code of Business Conduct, available publicly on our website, states our position that employees deserve a workplace where they can be treated in a professional and respectful manner, and each of our employees has the responsibility to create and maintain such an environment. In furtherance of this core value, we post our "Our Commitment to Each Other" initiative on our website, which promotes an inclusive company environment as follows:

At Idaho Power, we are committed to an inclusive environment where we are all valued, respected and given equal consideration for our contributions. We believe that to be successful as a company we must be able to innovate and adapt, which only happens when we seek out and value diverse backgrounds, opinions and perspectives. Our collaborative environment thrives when we are engaged, feel we belong and are empowered to do our best work. We are a stronger company when we stand together and embrace our differences.

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Our talent acquisition and talent development teams within our Human Resources department partner closely with senior management to ensure alignment of the company's human capital management with our corporate values with respect to DEI. We strive to recruit and retain diverse talent from all backgrounds, instill an inclusive culture and strengthen programs that provide advancement opportunities for all. We have programs in place to encourage STEM participation, training to minimize bias and ensure a respectful and inclusive workplace, community outreach to underserved communities, and partnerships with multiple diversity-focused organizations. In 2020, we formed a DEI steering committee consisting of officers, senior managers, and other employees to help the company with its DEI initiative and efforts. We consider DEI to be an important component of our overall ESG program, and certain of our officers regularly provide information on those and other ESG efforts to our board of directors and board committees.

As of December 31, 2020, 36 percent of our senior management were women, 21 percent of our officers were women, 45 percent of our board of directors were women, and one member of our board of directors was racially or ethnically diverse.

Employee Satisfaction

Our human capital programs are designed to attract, retain, and develop the highest quality employees. We believe we maintain a good relationship with our employees due to a strong safety culture, respectful and inclusive environment, opportunities for development, and competitive compensation and benefits. We regularly conduct employee engagement surveys to seek feedback from our employees on a variety of topics, including safety reporting, support for development, understanding of the company’s initiatives, communication, and being treated with respect and feeling valued. We share the survey results with employees, and senior management incorporates the results of the surveys in their action plans in order to respond to the feedback and improve employee relations. We achieved an 82 percent participation rate in the 2020 employee engagement survey with an overall 82 percent positive employee satisfaction score.

Total Rewards

We provide our employees with competitive pay and benefits, based in large part on salary studies and market data. We use a structured compensation schedule and regularly conduct compensation analyses that helps mitigate the potential for gender, race, or ethnicity-based disparities in compensation. Beyond base salaries and incentive compensation, benefits for all full-time employees include an employee savings (401(k)) plan and company matching contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, parental leave, employee assistance programs, and tuition assistance. Currently after five years of employment, a full-time employee vests in Idaho Power’s defined benefit pension plan. We also tie annual employee incentive compensation to metrics based on the categories of earnings, power system reliability, and customer satisfaction reflective of broad stakeholder interests and each employee's contribution.

We deliver a variety of training opportunities and provide rotational assignment and continuous learning and development opportunities to our employees. Our talent development programs, overseen by a talent development team in the Human Resources department, are designed to help employees achieve their career goals, build management skills, and lead their organizations.

We also encourage and enable our employees to support many charitable causes. This includes volunteer program engagement promoted by the company or employees. We also have an employee-led organization called the “Employee Community Funds,” which administers charitable contributions from employees; Idaho Power matches a portion of employee donations, which supplements the company’s separate charitable contributions.

Additional ESG Information

To learn more about our corporate responsibility and ESG efforts, see our most recent ESG Report on our website at www.idacorpinc.com/about-us/sustainability. The information in that report is not incorporated by reference into this proxy statement.

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Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/governance/governance-documents. We will also post on that website any amendments to, or waivers of, our Codes of Business Conduct, as required by SEC rules or New York Stock Exchange listing standards.

Board Leadership Structure

The board of directors separated the positions of chair of the board of directors and CEO in 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chair presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chair of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his position, as well as the increasing commitment required of the chair position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chair and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chair is the appropriate leadership structure for the company at this time. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it appoints a new CEO.

The Board of Directors’ Role in Risk Oversight and Succession Planning

Our management team is responsible for the day-to-day management of risks the company faces. Our senior vice president and general counsel and our director of compliance, risk, and security, together with our director of audit services, are responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise wide basis. These leaders administer processes intended to identify key business risks, assist in appropriately assessing and managing these risks within stated limits, enforce policies and procedures designed to mitigate risk, and report on these items to other members of senior management and the board of directors. These leaders report regularly to the board of directors and appropriate board committees regarding risks the company faces and how the company is managing those risks.

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While our senior vice president and general counsel, our director of compliance, risk and security, and our director of audit services, together with other members of our senior leadership team, are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management processes generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and, in accordance with the listing standards of the New York Stock Exchange, discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The audit committee and the executive committee also assist the board of directors in monitoring management’s risk management framework for cyber security and physical security on a regular basis. The compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments, and ESG issues. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives regular reports from the executive committee, audit committee, compensation committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and information provided by management, the board of directors evaluates our risk management processes and oversight and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

One of the risks our company faces is that a significant number of our long-term employees have retired and we expect will continue to retire in the coming years. As a result, our board of directors is actively involved in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, which is of particular importance given Idaho Power’s specialized workforce and recent high rate of employee retirements.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and the meetings of board committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held five meetings in 2020, with all of our directors attending 100 percent of those meetings. Each director also attended 100 percent of the meetings of the committees in 2020 on which he or she was a member in 2020, with the exception Mr. Johnson, who was absent from one audit committee meeting due to an illness in his family. Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chair of the board of directors, to answer any questions shareholders may have. All then-serving members of the board of directors attended our 2020 annual meeting of shareholders.
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Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee. We have:

•    charters for the audit committee, compensation committee, and corporate governance and nominating committee; and
•     Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at http://www.idacorpinc.com/governance/governance-documents. Information on our committees of the board of directors is included in Part 3 – “Board of Directors – Committees of the Board of Directors.”

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines (available at www.idacorpinc.com/governance/governance-documents), that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable laws.

All members of our board of directors are non-employees, except Lisa A. Grow, who is our president and chief executive officer ("CEO"). The board of directors has determined that all members of our board of directors, other than Ms. Grow and Mr. Anderson (our previous chief executive officer who retired effective June 2020), are independent based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our Corporate Governance Guidelines.

Our non-employee directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chair of the board of directors presides at board meetings and at regularly scheduled executive sessions of independent and non-management directors.

Board Membership Criteria and Consideration of Diversity

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We also consider a nexus to Idaho Power’s service area a desirable trait. We endeavor to have a diverse board with a variety of attributes and experience at policy-making levels in areas that are relevant to our business activities, in addition to diversity with respect to gender, race, and ethnicity. We believe our director nominees bring a strong diversity of attributes and experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry as shown in the chart below.
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Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation, and corporate governance and nominating committees also performs an annual self-assessment. The board of directors and committees self-assessment surveys are completed anonymously by each board member and committee member and provide for a full assessment of board of director and committee performance, including recommendations for improvement. The board of directors and committees review the compiled results from the respective self-assessment surveys and discuss responsive actions to the survey results. Each board member also completes a confidential questionnaire related to compliance with independence standards and director qualifications annually. The responses are provided to our general counsel and to our corporate secretary who compiles a report for the corporate governance and nominating committee. This report is also presented for review by the full board of directors. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chair and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

In addition, we require that:

•at least one member of our audit committee be an “audit committee financial expert”;
•our directors automatically retire immediately prior to the first annual meeting of shareholders after they reach age 72; and
•a majority of board members be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards.
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Director Resignation Policy

We have a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors of experience and diversity. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions by taking into consideration the results of the annual director questionnaires and self-evaluation process described above while keeping the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

•     the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and
•     your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.
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Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration, must follow the procedures set forth in our bylaws. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling our corporate secretary at (208) 388-2200. See also the section entitled 2022 Annual Meeting of Shareholders in Part 6 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

•     calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chair of the board of directors, or our non-employee directors as a group; or
•    logging on to http://secure.ethicspoint.com/domain/media/en/gui/62899/index.html and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications. These communications are distributed to the board of directors, or to the chair or specific directors as appropriate, depending on the facts and circumstances of the communication. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, and accounting or audit matters. If a report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chair of the audit committee. The acceptance and forwarding of communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Political Advocacy and Lobbying Activities

We routinely engage in federal, state, and local public policy discussions ranging from issues that specifically impact the generation, transmission, and distribution of electricity to more general topics related to regulation, taxation, business, and labor. Our political advocacy objectives focus on a variety of interests, including costs to customers and owners, safety, reliability of service and our responsibility to the environment, employees, stakeholders, and communities. To that end, we are also active in a number of state, regional, and national trade associations that may engage in political activity on these issues.

Our voluntary, non-partisan employee political action committee (IDA-PAC) participates in the political process through contributions to candidate campaigns, other political action committees, and ballot measure campaigns in compliance with applicable laws. Those contributions are made in furtherance of the company’s interests and without regard to the personal political preferences of our directors, executives, or employees. In 2015, the board of directors voluntarily adopted a policy in response to the 2010 U.S. Supreme Court decision in Citizens United v. Federal Election Commission, that we will not provide direct corporate funding for independent advertisements that support or oppose political candidates for election to public office.

Further, our Senior Vice President of Public Affairs who monitors and approves all such activities, is required to report lobbying expenditures; contributions to candidates, ballot measures and initiatives, trade and industry associations, and certain other organizations that may engage in activities involving legislative measures; and contributions to elections to the corporate governance and nominating committee for their review on a biennial, election-cycle basis. The corporate governance and nominating committee reviews our political contributions (including contributions to IDA-PAC) and our lobbying efforts and updates the full board of directors on such activities.

Corporate political contributions and lobbying activities are subject to regulation by the states in which we operate and the federal government, including requirements to provide disclosures of federal and state lobbying expenses, which are made publicly available by the various government authorities to which we report. For the 2020 election cycle, we contributed approximately $68,000 to political action committees at all levels of government. Of that
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amount, $32,000 was contributed by IDA-PAC to federal candidates. We also contributed $109,000 to candidates for Idaho and Oregon state elections. Contributions to candidates were made to both primary political parties. For 2020, we spent approximately $830,000 on lobbying expenditures, including compensation for our employees engaged in lobbying efforts and membership dues for trade associations. We made no contributions to 527 groups, 501(c)(4)s for political purposes, or to ballot measures in the 2020 election cycle.

Anti-Hedging and Anti-Pledging Policy

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations. The guidelines and policy do not generally apply to all employees.

Certain Relationships and Related Transactions

Our related person transactions policy defines a “related person transaction” as a transaction between a related person and our company in which the amount exceeds $120,000. The related person transactions policy defines a “related person” as any:

•     officer, director, or director nominee of IDACORP or any subsidiary;
•     person known to be a greater than 5% beneficial owner of IDACORP voting securities;
•     immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or
•     firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5% beneficial owner, or where such person otherwise has a direct or indirect material interest.

The following types of transactions are excluded from the related person transactions policy:

•     transactions available to all employees generally;
•     the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;
•     transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation committee; and
•     transactions between or among companies within the IDACORP family.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance and nominating committee and any additional information it deems necessary or desirable:

•     if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and
•     if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Jeffrey L. Malmen, our and Idaho Power’s Senior Vice President of Public Affairs, is married to Erika Eaton Malmen, a partner at the law firm of Perkins Coie LLP, a law firm that Idaho Power has engaged for over 40 years. Mr. Malmen is one of Idaho Power’s “named executive officers” for 2020, and thus his compensation for 2020 is described in Part 4 - “Executive Compensation” in this proxy statement. Idaho Power’s relationship with Perkins Coie, LLP began prior to Mr. Malmen’s employment with the companies and Ms. Malmen’s partnership at the law firm. In 2020, Perkins Coie LLP was paid approximately $330,000 for legal services provided to IDACORP and Idaho Power. Ms. Malmen was not among the lawyers at Perkins Coie LLP who provided such legal services. This work
IDACORP, Inc. 2021 PROXY STATEMENT 17

was performed under the supervision of Idaho Power’s general counsel and the compensation arrangements were comparable to other national law firms providing legal services to Idaho Power. Mr. Malmen does not participate in decisions with respect to whether we hire Perkins Coie, LLP as outside counsel. In February 2021, the corporate governance committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Perkins Coie LLP.

Security Ownership of Directors, Executive Officers, and Five-Percent Shareholders

The table below sets forth the number of shares of our common stock beneficially owned on March 19, 2021, by our directors and nominees, by our named executive officers listed in the 2020 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days. This table does not take into account units held by the individuals. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

		Amount and
		Nature of
		Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership[1]	of Class
Non-Employee Directors
Odette C. Bolano	Common Stock	1,733	*
Thomas Carlile[2]	Common Stock	11,964	*
Richard J. Dahl	Common Stock	9,445	*
Annette G. Elg	Common Stock	4,974	*
Ronald W. Jibson	Common Stock	10,942	*
Judith A. Johansen[3]	Common Stock	20,738	*
Dennis L. Johnson[4]	Common Stock	11,577	*
Christine King	Common Stock	10,194	*
Richard J. Navarro[5]	Common Stock	9,545	*
Mark T. Peters	Common Stock	1,275	*
Named Executive Officers
Darrel T. Anderson	Common Stock	121,502	*
Lisa A. Grow	Common Stock	22,250	*
Steven R. Keen	Common Stock	27,477	*
Brian R. Buckham	Common Stock	7,929	*
Adam J. Richins	Common Stock	4,312	*
Jeffrey L. Malmen	Common Stock	13,695	*
All directors and executive officers as a group (21 persons)[6]	Common Stock	310,310	0.61%

*    Less than 1%.
1     Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan. Share numbers exclude fractional shares. There were no stock options for IDACORP common stock outstanding as of March 19, 2021.
2    Includes 4,485 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
3     Includes 20,738 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
4    Includes 7,931 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
5    Includes 3,009 shares of common stock held in an estate for which Mr. Navarro is the executor and has discretionary control.
6     Includes 10,462 shares owned by five persons who are executive officers of Idaho Power but not of IDACORP.

IDACORP, Inc. 2021 PROXY STATEMENT 18

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 19, 2021.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	6,384,268[1]	12.7%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	5,340,865[2]	10.58%
100 Vanguard Blvd.
Malvern, PA 19355

1Based on a Schedule 13G/A filed on January 27, 2021, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 5,889,686 shares and sole dispositive power as to 6,384,268 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares reported); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock (Singapore) Limited. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY 10055.
2Based on a Schedule 13G/A filed on February 10, 2021, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 0 shares, shared voting power as to 65,980, sole dispositive power as to 5,236,467 shares, and shared dispositive power as to 104,398 shares as the parent holding company or control person of Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited. The Vanguard Group, Inc.'s address is 100 Vanguard Boulevard, Malvern, PA 19355.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10 percent of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on our review of copies of the reports filed with the SEC and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers, and holders of more than 10 percent of our common stock were complied with for 2020; except for the following transactions: Mr. Adelman, Mr. Anderson, Mr. Buckham, Mr. Malmen, Ms. Park, Ms. Griffin, Ms. Grow, Mr. Hanchey, Mr. Keen, Mr. Petersen, and Mr. Richins, each filed a late Form 4 on March 6, 2020 to report the grant of restricted stock unit awards on February 21, 2020; Mr. Adelman, Mr. Buckham, Mr. Malmen, Mr. Colburn, Ms. Griffin, Ms. Grow, Mr. Hanchey, Mr. Keen, Mr. Petersen, and Mr. Richins, each filed a Form 4 one day late on January 6, 2021 to report the vesting of previously reported restricted stock unit awards on January 1, 2021; and Mr. Anderson filed a late Form 4 on March 3, 2021 to report the vesting of a previously reported performance-based restricted stock unit award on February 19, 2021. The late filings were due to administrative oversight by the company.
IDACORP, Inc. 2021 PROXY STATEMENT 19

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Our first proposal pertains to the election of our directors. One current member of our board of directors, Christine King, will retire from the board of directors effective immediately prior to the Annual Meeting. After Ms. King's retirement, the board of directors will consist of 11 members. Upon the recommendation of our corporate governance and nominating committee, our board of directors has nominated the 11 individuals listed below to serve as directors. Ten of the 11 nominees served as members of our board of directors during 2020. Dr. Mark T. Peters joined the board of directors in February 2021. The nominees consist of nine independent directors, as defined by the rules of the New York Stock Exchange, our former President and CEO (Darrel T. Anderson, who retired as an officer effective June 1, 2020), and our current President and CEO (Lisa A. Grow, who was appointed to serve as President and CEO effective June 1, 2020).

Each director’s term runs from the date of his or her election until our next annual meeting of shareholders or until his or her successor (if any) is elected or appointed. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable or unwilling to do so, the individuals named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. Alternatively, the board of directors could decide to reduce the size of the board, or the proxies could be voted for the remaining nominees, leaving a vacancy on the board.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). In accordance with our policy, we will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

There are no family relationships between any director, director nominee, or executive officer.

The composition of our board of directors is identical to the composition of Idaho Power’s board of directors.

Nominees for Election

Professional Experience: Mr. Anderson was the CEO of Idaho Power from January 2014 to June 2020 and president and CEO of IDACORP from May 2014 to June 2020. He was previously the president of Idaho Power from 2014 to 2019, executive vice president - administrative services and CFO of IDACORP from 2009 to 2014, president and CFO of Idaho Power from 2012 to 2013, and executive vice president - administrative services and CFO of Idaho Power from 2009 to 2011. Mr. Anderson has also been employed in a number of other officer and senior management roles with IDACORP, Idaho Power, and its subsidiaries since 1996.

Current Public Company Directorships: Idaho Power Company

Darrel T. Anderson Age: 63 Director Since: 2013 Committees: None
Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: As IDACORP’s and Idaho Power's former president and CEO, Mr. Anderson has developed a strong understanding and working knowledge of the companies’ industry and operations, strategy, regulatory environment, finance and external reporting, and administration. He also has a strong presence in our service area through his community and volunteer activities in Idaho.

IDACORP, Inc. 2021 PROXY STATEMENT 20

Professional Experience: Ms. Bolano has served as President and CEO of the Saint Alphonsus Regional Medical Center ("St. Alphonsus") since August 2018 and as President of St. Alphonsus since December 2015. Before joining St. Alphonsus, Ms. Bolano served as the Senior Vice President and Area Manager, Kaiser Permanente - East Bay in Oakland, California from July 2014 to December 2015, where she oversaw two hospitals.

Current Public Company Directorships: Idaho Power Company

Odette C. Bolano Age: 61 Director Since: 2020 Committees: Audit
Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: Ms. Bolano brings her community ties and strong senior executive leadership experience and financial and operational expertise to our board of directors as well as expertise in the highly regulated healthcare sector. Her service as a board member for several local organizations, including the Idaho Hospital Association, Boise Metro Chamber of Commerce, Boise Valley Economic Partnership, Idaho Business for Education, Boise State University Foundation Board, and Boise State University College of Health Sciences Board of Ambassadors, enables her to provide valuable experience and connections to our community to our board of directors and to our audit committee.

Thomas Carlile Age: 69 Director Since: 2014 Committees: Corp. Gov. & Nominating;
Professional Experience: Mr. Carlile served as the CEO of Boise Cascade Company, one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products, from 2013 to 2015, and as the CEO and a director of Boise Cascade LLC, a predecessor to Boise Cascade Company, from 2009 to 2013. He has served as a director of Boise Cascade Company since 2013 and has been chairman of the board of Boise Cascade Company since 2015.

Current Public Company Directorships: Boise Cascade Company; Idaho Power Company

Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: Mr. Carlile brings financial, operational, and executive experience to our board of directors. Mr. Carlile acquired his extensive financial background through his former positions at Boise Cascade. An Idaho native, he also brings to the board of directors his knowledge of economics and finance and experience operating a company within Idaho Power’s service area, offering him the ability to provide the board of directors with insight into local, state, and regional issues.

IDACORP, Inc. 2021 PROXY STATEMENT 21

Richard J. Dahl Age: 69 Director Since: 2008 Committees: Corp. Gov. & Nominating; Executive
Professional Experience: Mr. Dahl served as the chair of the board of James Campbell Company, LLC, a privately held national real estate investment and development company, from 2010 to 2018 and continues to serve as a director. He also served as the president and CEO from 2010 to 2016. From March 2017 to September 2017, Mr. Dahl was interim CEO of Dine Brands Global, Inc. (“Dine”), which franchises and operates restaurants under the Applebee’s Grill & Bar and IHOP brands. He has served as a director of Dine since 2004, and currently serves as chair of the board. He was also formerly the chair of the board of International Rectifier Corp., a power management semi-conductor company, from 2008 through its sale in 2015. Mr. Dahl also previously served in a number of executive officer roles and as a director at Dole Food Company, Inc. and Bank of Hawaii Corp.

Current Public Company Directorships: Dine Brands Global, Inc.; Hawaiian Electric Industries, Inc.; Idaho Power Company

Former Public Company Directorships in Past Five Years: Hawaiian Electric Company

Qualifications and Expertise as a Director: Mr. Dahl’s financial, operational, and executive experience make him an outstanding asset to our board of directors. Mr. Dahl acquired his extensive financial background through his former positions at major public and private corporations, as well as with the Ernst & Young accounting firm. His service on other public company boards, including as former chair of the board of International Rectifier Corp. and as chair and an audit committee member of Dine’s board, as well as an audit committee member of Hawaiian Electric Industries, Inc., enables him to provide valuable experience to our board of directors and to our corporate governance and nominating committee, for both of which he is the chair. Mr. Dahl has significant connections to the state of Idaho and is a former member of the board of the University of Idaho Foundation, Inc. and the Advisory Board of the College of Business and Economics.

Professional Experience: Ms. Elg served as the senior vice president and chief financial officer for the J.R. Simplot Company, a privately-held food and agribusiness company, from 2002 to 2016. During her 27-year career with J.R. Simplot Company, Ms. Elg held various positions, including vice president and corporate controller and vice president and controller for the food group.

Current Public Company Directorships: Idaho Power Company

Annette G. Elg Age: 64 Director Since: 2017 Committees: Audit
Former Public Company Directorships in Past Five Years: Cascade Bancorp

Qualifications and Expertise as a Director: A considerable number of Idaho Power’s large customers are in the agricultural and food processing industries, and Ms. Elg brings extensive financial and operational experience in the agribusiness industry to our board of directors. Ms. Elg acquired her extensive financial experience through a number of officer positions at J.R. Simplot Company, and by serving as a director for Cascade Bancorp. Prior to joining Simplot, Ms. Elg spent ten years with the accounting firm Arthur Andersen LLP where she served clients in a variety of industries. An Idaho native, she contributes to our board of directors and company her knowledge of agriculture as it lends itself to commercial principles, customer satisfaction, and advanced technology.

IDACORP, Inc. 2021 PROXY STATEMENT 22

Professional Experience: Ms. Grow has been the president and CEO of IDACORP and Idaho Power since June 2020 and was president of Idaho Power from October 2019 to June 2020. She was previously the senior vice president and chief operating officer of Idaho Power from April 2016 to October 2019, senior vice president of operations of Idaho Power from January 2016 to March 2016, and senior vice president - power supply of Idaho Power Company from October 2009 to December 2015. Ms. Grow has also been employed in a number of other officer and management roles with Idaho Power since 1998 and joined the company in 1987.

Current Public Company Directorships: Idaho Power Company

Lisa A. Grow Age: 55 Director Since: 2020 Committees: Executive
Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: As Idaho Power’s president, Ms. Grow provides the board of directors with real-time information and insight as it relates Idaho Power and the electric utility industry. Through her long tenure at Idaho Power, she has developed strong industry knowledge, an understanding of the company’s operations, and the regulatory environment. Ms. Grow also serves as a member of the board of directors of St. Luke's Health System, a not-for-profit organization, and on the Federal Reserve Board Bank of San Francisco, Salt Lake City Branch.

Ronald W. Jibson Age: 68 Director Since: 2013 Committees: Compensation
Professional Experience: Mr. Jibson was formerly the president and CEO of Questar Corporation, a natural gas-focused energy company, from 2010 to 2016, and chairman of the board from 2012 to 2016. He also served as chairman of the board of Questar Pipeline Company from 2012 to 2016, president and CEO of Wexpro Company from 2010 to 2016, and president and CEO of Questar Gas Company from 2008 to 2016.

Current Public Company Directorships: Dominion Energy, Inc.; Idaho Power Company

Former Public Company Directorships in Past Five Years: Questar Corporation; National Fuel Gas Co.

Qualifications and Expertise as a Director: Mr. Jibson has extensive experience in the regulated utility and natural gas industries, and was formerly the chairperson of the board of the American Gas Association and the Western Energy Institute. Through his industry and executive experience, Mr. Jibson provides our board of directors with valuable industry insight and strong working knowledge of rate regulation, as well as strong leadership skills and an understanding of finance and accounting. Mr. Jibson also has prior experience with hydrology and water rights issues, which is valuable given Idaho Power’s hydroelectric generation assets in the Snake River basin.

IDACORP, Inc. 2021 PROXY STATEMENT 23

Judith A. Johansen Age: 62 Director Since: 2007 Committees: Corp. Gov. & Nominating; Compensation
Professional Experience: Ms. Johansen was the president of Marylhurst University, Oregon, a private Catholic university, from 2008 to 2013. She was also the president and CEO from 2001 to 2006, and executive vice president from 2000 to 2001, of PacifiCorp, and has held executive officer positions at the Bonneville Power Administration and Avista Energy. Prior to that, she was a partner in the law firm Gordon Thomas Honeywell.

Current Public Company Directorships: Schnitzer Steel; Idaho Power Company

Former Public Company Directorships in Past Five Years: Pacific Continental Corporation

Qualifications and Expertise as a Director: Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors.  Based on her prior service as president and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as vice president of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utility companies.  She also brings to our board of directors her experience from service on the boards of two other unaffiliated public companies and several diverse unaffiliated private companies, including Hood River Distillers Inc., Roseburg Forest Products, and Kaiser Permanente.

Dennis L. Johnson Age: 66 Director Since: 2013 Committees: Audit; Corp. Gov. & Nominating
Professional Experience: Mr. Johnson was the president and CEO of United Heritage Mutual Holding Company from 2001 to 2020. He was a director of United Heritage Mutual Holding Company from 2001, and of United Heritage Financial Group and United Heritage Life Insurance Company from 1999, through the end of 2020. Mr. Johnson also held a number of other executive officer positions, including general counsel, with United Heritage Life Insurance Company from 1983 to 2020.

Current Public Company Directorships: First Interstate Bancorp; Idaho Power Company

Former Public Company Directorships in Past Five Years: Cascade Bancorp

Qualifications and Expertise as a Director: Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his former positions at the insurance holding company at which he was the president and CEO, and from his former position as the life insurance company’s general counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson’s long-standing ties to Idaho also provide an important connection to Idaho Power’s service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

Richard J. Navarro Age: 68 Director Since: 2015 Committees: Audit; Executive
Professional Experience: Mr. Navarro was the chief administrative officer of Albertson’s LLC and AB Management Services Corp., a food and drug retailer, from 2014 to 2015, and the CFO of Albertson’s LLC from 2006 to 2014. Mr. Navarro was also a director of Home Federal Bancorp, Inc. from 2005 to 2014.

Current Public Company Directorships: Idaho Power Company

Former Public Company Directorships in Past Five Years: Home Federal Bancorp, Inc.

Qualifications and Expertise as a Director: Mr. Navarro joined our board of directors in 2015 with a strong business and financial background and significant business experience within our service area. His experience from serving as the former CFO of Albertson’s, as well as his prior service on the board of a financial institution, gives him extensive background and insight into financial matters, allowing him to contribute significantly to finance, accounting, risk management, and capital markets matters.

IDACORP, Inc. 2021 PROXY STATEMENT 24

Mark T. Peters Age: 56 Director Since: 2021 Committees: None (Audit- effective May 1, 2021)
Professional Experience: Dr. Peters has been the Executive Vice President for Laboratory Operations of Battelle Memorial Institute since January 2021. From 2015 through December 2020, Dr. Peters served as Director of the U.S. Department of Energy's Idaho National Laboratory (INL) and President of Battelle Energy Alliance, LLC (Battelle). Prior to INL and Battelle, he held multiple leadership positions with the Argonne National Laboratory from 2004 through 2015.

Current Public Company Directorships: Idaho Power Company

Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: Dr. Peters joined our board of directors in 2021 and brings an exceptional science and technology background and extensive financial, and energy and security expertise, including in the areas of both physical and cyber security. Idaho Power's business is increasingly driven by technology, and Dr. Peters provides our board of directors a lens into that technology and the future of our industry, including in new areas such as grid security technology and generation systems like small modular nuclear reactors.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the election of each nominee.

IDACORP, Inc. 2021 PROXY STATEMENT 25

Committees of the Board of Directors

Overview and Composition

Our standing committees of the board of directors are the audit committee, the compensation committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

				Committee Memberships
Director Nominee	Director Since	Age	Independent[1]	Audit	Compensation	Corp. Gov. and Nomin.	Executive[2]
Darrel T. Anderson	2013	63
Odette C. Bolano	2020	61	✓	✓
Thomas E. Carlile	2014	69	✓			✓
Richard J. DahlBC	2008	69	✓			©	✓
Annette G. Elg	2017	64	✓	✓
Lisa A. Grow	2020	55					©
Ronald W. Jibson	2013	68	✓		✓
Judith A. Johansen	2007	62	✓		✓	✓
Dennis L. Johnson	2013	66	✓	✓		✓
Christine King[2]	2006	71	✓		©		✓
Richard J. Navarro	2015	68	✓	©			✓
Mark T. Peters[3]	2021	56	✓
(BC) -- Board Chair
© -- Committee Chair
1 Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines
2 Ms. King is not a nominee for director at the Annual Meeting due to our mandatory retirement policy.
3 Dr. Peters has been appointed to the audit committee effective May 1, 2021.

Audit Committee

The audit committee is a separately designated standing committee. The audit committee has numerous responsibilities, including:

•     assists the board of directors in the oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm and our internal audit department; and our major financial, regulatory, and security risk exposures;
•discusses with our independent registered public accounting firm and our internal auditors the audit of, and opinion on, the company’s financial statements and our internal control over financial reporting, including the overall scope and plans for audits, critical audit matters, and any other matters deemed appropriate;
•is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, helping to ensure that the selection of the independent registered public accounting firm and its lead audit partner is in the best interests of the company and our shareholders;
•     prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders; and
•     other responsibilities of the audit committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

As of the date of this proxy statement, the members of the audit committee include Ms. Bolano, Ms. Elg, Mr. Johnson, and Mr. Navarro. Dr. Peters has been appointed to our audit committee effective May 1, 2021. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards, including the SEC’s audit committee member independence standards. The board of directors has
IDACORP, Inc. 2021 PROXY STATEMENT 26

determined that all of the members of the audit committee are “audit committee financial experts” as defined by the rules of the SEC. During 2020, the audit committee met eight times.

Compensation Committee

The compensation committee has direct responsibility to:

•review and approve corporate goals and objectives relevant to our CEO’s compensation;
•evaluate our CEO’s performance in light of those goals and objectives;
•either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our CEO’s compensation based on this evaluation;
•make recommendations to the board of directors with respect to executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board of director approval;
•review and discuss with management the compensation discussion and analysis, and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;
•oversee our compensation and employee benefit plans and practices;
• oversee our practices that pertain to human capital management;
•assist the board of directors in the oversight of risks arising from our compensation policies and practices; and
•other responsibilities of the compensation committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

The compensation committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation committee has sole authority to retain and terminate any consulting firm to assist the compensation committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2020, the compensation committee retained Pay Governance, LLC (“Pay Governance”) for advice regarding executive officer compensation, primarily to provide the compensation committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation committee at committee meetings. Management and the compensation committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflict of interest. Although management may request services, the compensation committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation committee. The chair may pre-approve services between regularly scheduled meetings of the compensation committee. Pre-approval of services by the chair must be reported to the compensation committee at its next meeting.

In addition, the compensation committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to the section entitled “Director Compensation” in this proxy statement.

Each member of the compensation committee is independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards. During 2020, the compensation committee met four times.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during 2020 has (a) served as one of our officers or employees or (b) any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our board of directors or our compensation committee.

IDACORP, Inc. 2021 PROXY STATEMENT 27

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

•    identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;
•     selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;
•     developing and recommending to the board of directors our Corporate Governance Guidelines;
•     overseeing the evaluation of the board of directors and management; and
•     overseeing the company's practices as they pertain to ESG risk oversight;
•taking a leadership role in shaping our corporate governance; and
•other responsibilities of the corporate governance and nominating committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards. During 2020, the corporate governance and nominating committee met four times.

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management and approval of financing transactions. The executive committee is composed of our CEO and the chair of each of our other standing committees. During 2020, the executive committee met once.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our shareholders. The compensation committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant (Pay Governance). The compensation committee then makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. The directors' base retainer compensation increased from $75,000 to $80,000 in 2020.

The table that follows describes the compensation earned during 2020 by each individual who served as a director during 2020.

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)[1]	Option Awards ($) (d)[2]	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)[3]	Total ($) (h)
Darrel T. Anderson[4]	46,667	64	64,130	—	—	—	—	110,797
Thomas Carlile	86,000		109,976	—	—	—	—	195,976
Richard J. Dahl	199,000		109,976	—	—	—	—	308,976
Annette G. Elg	92,000		109,976	—	—	—	—	201,976
Ronald Jibson	87,000		109,976	—	—	—	—	196,976
Judith A. Johansen	93,000		109,976	—	—	—	—	202,976
Dennis L. Johnson	98,000		109,976	—	—	—	—	207,976
Christine King	102,000		109,976	—	—	—	—	211,976
Richard J. Navarro	109,000		109,976	—	—	—	1,000	219,976
Odette C. Bolano	30,667		36,594	—	—	—	—	67,261

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1    This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors with the exception of Mr. Anderson and Ms. Bolano is based on the closing price of IDACORP common stock on February 28, 2020, which was $96.64. The grant date fair value for Mr. Anderson's awards is based on the closing price of IDACORP common stock on June 30, 2020, which was $87.37. The grant date fair value for Ms. Bolano's awards is based on the closing price of IDACORP common stock on September 30, 2020 which was $79.90.
2    No options were awarded to directors in 2020. As of December 31, 2020, no member of the board of directors owned any stock options.
3    Represents a charitable match contribution for Mr. Navarro.
4 Employee directors do not receive fees or awards for service as a member of our board of directors. Mr. Anderson retired as chief executive officer of IDACORP effective June 1, 2020, and received no fees for service as a director while he was an employee of the company during 2020. Mr. Anderson's compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement, and his compensation as a director from and after June 1, 2020 is also included in the Summary Compensation Table in this proxy statement.

The table that follows lists the forms and amounts of compensation payable to our non-employee directors for 2020. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Annual Director Compensation Amounts for 2020
Base Retainer	$80,000
Base Committee Annual Retainers:[1]
Audit committee	12,000
Compensation committee	7,000
Corp. gov. and nom. committee	6,000
Executive committee	3,000
Additional Chair Annual Retainers:
Chair of the board	100,000
Chair of audit committee	14,000
Chair of compensation committee	12,000
Chair of corp. gov. and nom. committee	10,000
Annual Stock Awards	110,000

1 The Chair of the Board does not receive base committee annual retainer fees.

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP and Idaho Power retainers and receive payment of all amounts deferred with interest in a lump sum or in a series of up to 10 equal annual payments after they separate from service with IDACORP and Idaho Power. Any cash fees that were deferred before 2009 for service as a member of the board of directors were credited with the preceding month’s average Moody’s Long-Term Corporate Bond Yield for utilities, or the Moody’s Rate, plus 3%, until January 1, 2019 when the interest rate changed to the Moody’s Rate. All cash fees that were deferred for service as a member of the board of directors beginning January 1, 2009 were credited with interest at the Moody’s Rate. Interest is calculated on a pro rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to 10 equal annual installments. Upon a change in control the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

Our stock ownership guidelines for non-employee directors require that each non-employee director own IDACORP common stock equal in value to five times his or her current base annual retainer fee (e.g. $80,000 x 5 = $400,000). A director is allowed five years from the date of the director’s initial election to meet these requirements. As of December 31, 2020, all of our directors were in compliance with the guidelines. Once a director reaches the stock ownership
IDACORP, Inc. 2021 PROXY STATEMENT 29

target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee for directors increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

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PART 4 - EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Overview

This part of the proxy statement focuses on our 2020 performance, our strategy, shareholder engagement process, and the compensation we provide to our named executive officers, or “NEOs,” including 2020 executive compensation programs and decisions. For 2020, our NEOs were as follows (with their current titles as of the date of this proxy statement):

✓	Darrel T. Anderson	Former president and chief executive officer of IDACORP and chief executive officer of Idaho Power (Retired effective June 1, 2020)
✓	Lisa A. Grow	President and CEO of IDACORP and Idaho Power (Effective June 1, 2020)
✓	Steven R. Keen	Senior vice president and chief financial officer of IDACORP and Idaho Power
✓	Brian R. Buckham	Senior vice president and general counsel of IDACORP and Idaho Power
✓	Adam J. Richins	Senior vice president and chief operating officer of Idaho Power
✓	Jeffrey L. Malmen	Senior vice president of public affairs of IDACORP and Idaho Power

Our 2020 Performance Highlights

For the year 2020, we achieved solid financial performance, made progress on our long-term projects, and continued to implement our strategic plans. Some of our specific accomplishments for the year are listed below.

•We achieved our thirteenth consecutive year of earnings growth.
•Our board of directors increased the quarterly dividend, from $0.67 per share to $0.71 per share, as part of a 137 percent increase in quarterly dividends approved over the last nine years, which moved us into our target payout ratio of between 60 and 70 percent of sustainable IDACORP earnings on an annualized basis for 2020.
•Idaho Power's customer count grew 2.7 percent.
•Idaho Power received some of its highest customer satisfaction ratings in company history.
•Idaho Power continued its strong safety performance in 2020, achieving the second lowest number of Occupational Safety and Health Administration (OSHA) recordable incidents in Idaho Power's history, only behind 2019's record safety results.
•In October 2020, Idaho Power and the co-owner of the Boardman coal-fired power plant ceased coal-fired operations at the plant, consistent with Idaho Power's continued path away from coal generation.
•We beat our carbon dioxide (CO2) emissions intensity goal, with an average reduction of 29 percent since 2010, and set a new goal in May 2020 to reduce emissions intensity by 35 percent by 2025 compared with the baseline year of 2005.

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Our Business and Strategic Initiatives

We strive to deliver competitive returns and long-term shareowner value through capital appreciation and meaningful cash dividends. We focus on wise capital allocation, growing revenue, a constructive regulatory strategy, and prudent cost management. We embrace innovation to achieve excellent results and convey those results with integrity and transparency to instill investor confidence. We believe this focus leads to financial strength and quality credit ratings, helping us to reliably and successfully serve our customers and communities, fairly reward employees, meet the expectations of our regulators, and deliver competitive returns to our owners. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement, is focused on the following areas and initiatives:

Shareholder Engagement and Say-on-Pay Results
We are committed to engaging with our shareholders and soliciting their perspectives on key performance, compensation, and governance issues. The compensation committee and management are focused on ensuring the appropriate alignment between our programs and shareholders' preferences. As described in last year's proxy statement, we engaged in a significant shareholder outreach initiative in 2019. The shareholders we engaged with in 2020 remained supportive of our financial performance, our ESG practices, and our executive compensation program. They did not recommend any changes to our current executive compensation structure or practices. This feedback is further evidenced by our 2020 say-on-pay advisory vote, which over 92% of our shareholders supported.

Our Approach to Setting Incentive Plan Metrics and Goals

Each year, the compensation committee carefully evaluates the incentive plan structure, metrics, and performance goals for our short-term and long-term incentive plans. The objective of this process is to set goals that will incentivize improved performance over time. We have consistently set our incentive goals at or above prior year goals, which has been effective in producing significant performance increases over time. We also review prior actual performance results when setting our current performance goals. Results can fluctuate from year to year for a variety of reasons, and thus in some years goals may be set below the prior year’s actual performance results. For instance, adjusted consolidated net income results may increase in any given year based on one-time tax adjustments, the impact of regulatory mechanisms, or a hotter than normal summer. Our annual budgeting process takes such factors into account in establishing our budget net income forecast for the current year. We typically set our target adjusted consolidated net income goal higher than the company's budget forecast to provide a "stretch goal" for management. This aligns with our overall incentive objective of setting new goals each year that will be realistic enough to be
IDACORP, Inc. 2021 PROXY STATEMENT 32

reasonably achievable yet difficult enough to incentivize a sustained commitment to outstanding performance by management. The compensation committee establishes these stretch goals in the context of the company’s state regulatory mechanisms and their impact on net income, as well as the benefits of preserving additional accumulated tax credits at designated net income levels, and all with a goal of benefiting shareholder returns and creating sustained long-term value for the company’s shareholders.

We have significantly increased our incentive plan and performance goals over the past 10-plus years. For our two short-term incentive operational goals of customer satisfaction and service reliability, we have either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. Our short-term incentive financial goal based on adjusted consolidated net income attributable to IDACORP is calculated as consolidated net income minus additional accumulated deferred investment tax credits recorded for the year, if we used any, as more fully described below under "Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations." For our adjusted consolidated net income goal, we have increased the target performance level significantly, from a target of $131 million in 2010 to $233 million in 2020, which was slightly above 2019's then-record actual results. During substantially that same period, we have achieved thirteen straight years of actual net income growth, including a record $237 million net income for 2020. For our long-term incentive goal of cumulative earnings per share ("CEPS"), we have also increased the target performance level significantly, from $8.15 for the 2010-2012 performance period grants to $13.60 for the 2020-2022 performance period grants. Over that time, our actual CEPS results have increased from $9.68 for the 2010-2012 performance period to $13.79 for the 2018-2020 performance period. Our other long-term incentive goal, total shareholder return ("TSR"), is a relative goal, based on our percentile ranking within our TSR comparison group, the EEI Utilities Index.

Thirteen Straight Years of Actual Net Income Growth

The following provides a more detailed discussion of how the compensation committee set the 2020 short-term and 2020-2022 long-term goals. This description is provided in response to comments received during shareholder outreach meetings, recommending that we provide a more detailed description of how the compensation committee sets incentive plan performance goals each year, taking into account prior year goals, prior year results, and current year budget forecasts.

IDACORP, Inc. 2021 PROXY STATEMENT 33

2020 Short-Term Incentive Plan

For the 2020 short-term incentive plan, the compensation committee continued to use the plan metrics and weightings used in previous years: customer satisfaction (15%), service reliability (15%), and net income (70%). The compensation committee believes that this combination of operational and financial metrics incentivizes management to achieve overall strong performance for our company. For a description of each of these plan metrics, please see “2020 Named Executive Officer Compensation--Short-Term Incentive Compensation” below.

*Adjusted consolidated net income is calculated as consolidated net income minus additional accumulated deferred investment tax credits recorded for the year, if we used any, as more fully described below under "Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations."

In setting the performance goals, the compensation committee reviews the performance goals and performance results from prior years and management’s review and analysis for the upcoming year. Management’s analysis includes a detailed review of the factors that could impact the customer satisfaction, service reliability, and net income metrics in the upcoming year.

Following is a description of the process the compensation committee used to establish the 2020 threshold, target and maximum performance goals for the customer satisfaction, service reliability, and net income metrics for the 2020 short-term incentive plan.

2020 Customer Satisfaction:

The compensation committee reviewed our customer satisfaction goals and performance results from 2011 through 2019 and noted that we achieved maximum customer satisfaction performance of 85.7% in 2019. The compensation committee also reviewed management’s customer service analysis for 2020, based on research from our customer operations personnel, and our customer communications plan. Management’s analysis indicated that 2020 customer service performance could be negatively impacted by customer rate increases, our integrated resource plan proceedings, and our on-site generation case. Performance could be positively impacted by our 100% clean energy by 2045 goal, proactive outage communications and customer account redesign.

Based on its review of prior-year goals and performance and management’s analysis for 2020, the compensation committee maintained the customer satisfaction performance goal for threshold (82.00%), and increased the customer satisfaction performance goals for target (83.75% to 84.50%) and maximum (85.50% to 86.50%) for 2020, representing the highest-ever performance goals for the customer satisfaction metric.

2020 Service Reliability:

The compensation committee reviewed our service reliability goals and performance results from 2010 through 2019 and discussed that we achieved between target and maximum service reliability performance of 1.22 in 2019 (lower
IDACORP, Inc. 2021 PROXY STATEMENT 34

scores are better for the service reliability metric). The compensation committee also reviewed management’s service reliability analysis for 2020, based on research from our operations personnel. Management’s analysis addressed several factors that could positively or negatively impact service reliability in 2020, including system upgrades, weather conditions, and wildfires. The analysis also stated that service reliability improvements can be expensive and must be balanced against prudent budget considerations and customer rate impacts.

Based on its review of prior-year goals and performance and management’s analysis for 2020, the compensation committee tightened two of the service reliability performance goals for 2020 - threshold (1.65 to 1.60) and target (1.40 to 1.35), and maintained the goal for maximum (1.15).

2020 Adjusted Consolidated Net Income:

The compensation committee reviewed our adjusted consolidated net income goals and performance results from 2011 through 2019 and discussed the main factors that impacted our adjusted consolidated net income result of $232.9 million for 2019, which was slightly below maximum-level performance. The compensation committee also reviewed management’s adjusted consolidated net income projections for 2020, based on our formal budgeting process, which included discussion of planned customer growth, forecasted budget changes, and one-time drivers of net income that are not expected to recur in future years.
In establishing the 2020 net income metric, the compensation committee reviewed and assessed management's 2020 adjusted consolidated net income analysis used in establishing the company's annual budget. As noted above, the compensation committee typically sets the target adjusted consolidated net income goal above that budget amount to create a stretch goal. After analysis, the compensation committee increased each of the adjusted consolidated net income goals for 2020: threshold ($206.0 million to $211.0 million), target ($221.0 million to $233.0 million) and maximum ($236.0 million to $241.0 million). The compensation committee set the 2020 target adjusted consolidated net income goal slightly above the 2019 actual adjusted consolidated net income of $232.9 million.

2020-2022 Long-Term Incentive Compensation

The compensation committee approved the same design for the 2020-2022 long-term incentive compensation as used in prior years: one-third time-vesting restricted stock units and two-thirds performance stock units, with 50% of the performance units based on CEPS and 50% based on relative TSR as performance metrics. The compensation committee then set the 2020-2022 threshold, target, and maximum performance goals for the CEPS metric and the relative TSR metric.

IDACORP, Inc. 2021 PROXY STATEMENT 35

2020-2022 CEPS:

The compensation committee reviewed our CEPS targets and actual results for the awards granted from 2010 to 2019, and reviewed the CEPS targets and current estimated results for the 2018-2020 and 2019-2021 performance period grants, the latter of which are still outstanding. The 2017-2019 performance period grant achieved maximum performance. The compensation committee also reviewed a financial analysis from management showing three forecasts for CEPS for the 2020-2022 performance period: low forecast, high forecast, and current budget forecast. After reviewing the financial forecasts with management, the compensation committee approved a target CEPS goal of $13.60 for the 2020-2022 performance period grants. The compensation committee also approved a threshold CEPS goal of $12.85 and maximum goal of $14.35, representing equal $0.75 spreads from the $13.60 target goal. Each of the CEPS goals for the 2020-2022 performance period grants represented material increases over the CEPS goals for the 2019-2021 performance period grants - threshold ($12.50 to 12.85), target ($13.25 to $13.60), and maximum ($14.00 to $14.35).

2020-2022 Relative TSR:

The compensation committee reviewed our relative TSR targets and actual results for the awards granted from 2010 to 2019, and reviewed the relative TSR targets and current estimated results for the 2018-2020 and 2019-2021 performance period grants, the latter of which are still outstanding. The 2017-2019 performance period grants achieved between threshold and target performance. Therefore, the compensation committee determined that the current relative TSR metric is working well and decided to maintain the same goals for the 2020-2022 performance period grants: threshold (30th percentile and 45% payout), target (55th percentile and 100% payout) and maximum (90th percentile and 200% payout).
Role of Our Compensation Committee, Management, and Compensation Consultant
The compensation committee is responsible for overseeing executive compensation and making recommendations to the board of directors for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with company and business unit performance, business strategies, and drivers for growth in shareholder value. The compensation committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the compensation committee evaluates information provided by its independent compensation consultant and our management team, as discussed below. During 2020, the compensation committee engaged the services of Pay Governance LLC (“Pay Governance”) as the compensation committee’s independent compensation consultant. The compensation committee reviews the mix and level of compensation by each component individually and in the aggregate. The compensation committee also reviews all elements of officer remuneration, including accumulated pension benefits and change-in-control agreements.
The compensation committee and board of directors are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in compensation committee meetings during an executive session and is presented to the independent members of our board of directors for review and approval. Annually, the compensation committee also reviews the goals and targets of executive incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.
The CEO, with guidance from our Human Resources department, typically makes recommendations to the compensation committee with respect to the compensation of the other NEOs and the other company officers and senior managers. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his or her recommendations to the compensation committee for review. However, the compensation committee may modify or disregard the CEO’s recommendations. Pay Governance, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the compensation committee. Management and the compensation committee also monitor succession plans as described below under "Executive Succession Planning."
The compensation committee also engaged Pay Governance to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The compensation
IDACORP, Inc. 2021 PROXY STATEMENT 36

committee relied on Pay Governance’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the compensation committee regularly requested advice from Pay Governance concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2020, the compensation committee elected to meet with Pay Governance without management (including the CEO) present in an executive session after some of the regularly scheduled compensation committee meetings.
The services provided by Pay Governance to the compensation committee in 2020 included:

•Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;
•Review of our peer groups used for compensation benchmarking purposes for executives and directors;
•Independent assessment and review of the rigor of incentive compensation performance goals and the goal setting process, including:
◦Evaluating historical, recent, and projected performance; and
◦Analyzing historical and projected peer data.
•Analysis of competitive compensation practices for executives and directors within our peer groups;
•Review of the description of our executive compensation practices in our annual proxy statement and apprising the compensation committee of its recommendations and necessary changes;
•Review of share ownership guidelines;
•Review of all aspects of our short-term and long-term incentive plan designs, including measures, weightings, leverage, and equity mix;
•Review of change-in-control benefits to help ensure alignment with our compensation philosophy and competitive practice;
•Regularly informing the compensation committee of legislative and regulatory changes, proxy advisor updates, market trends and current issues with respect to executive compensation and educating members on our processes, plans, and programs; and
•Preparation for and attendance at all compensation committee meetings, including executive sessions, if applicable and as requested.
The compensation committee has considered the independence of Pay Governance, as required by Securities and Exchange Commission and New York Stock Exchange rules and requirements. The compensation committee obtained and considered representations from Pay Governance that they were an independent consultant and that there were no conflicts of interest. The compensation committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Pay Governance and their work. Based on this review, the compensation committee is not aware of any conflict of interest that has been raised by the work performed Pay Governance.

Continued Emphasis on At-Risk Compensation for Our NEOs

We believe strong performance by our executive officers is essential to long-term growth in shareholder value and to delivering superior service to our customers. We seek to accomplish strong performance by making the majority of our NEO’s pay “at-risk,” meaning we tie the majority of our NEOs’ compensation to our financial and operational performance. In order for this at-risk compensation to be earned, our company must achieve successful results over one- and three-year performance periods. Our executive compensation policy provides that our compensation for all executive officers should generally target incentive, at-risk compensation at 35 percent to 75 percent of "total target direct compensation" (base salary plus short- and long-term incentive compensation at the target payout level).

For 2020, the percentage of total target direct compensation for each of the NEO's that was at-risk exceeded 50 percent. We believe that this structure provides the appropriate balance between at-risk compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that the more senior the executive officer's position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO's compensation is typically weighted even more heavily toward long-term incentive compensation in the form of equity. In “Our 2020 NEO Compensation Design and Metrics” below, we have included tables to help illustrate the degree to which our NEOs’ compensation is performance-based and thus at-risk.

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Our Pay Practices

We have a number of compensation policies and practices intended to align the interests of management with those of our shareholders. The table that follows lists certain practices we use, and certain practices we have chosen to avoid.

	Practices We Use		Practices We Avoid
✓	We tie our executives’ compensation to corporate performance, and over one-half of each of our NEOs’ target compensation is at-risk	✗	We do not provide employment agreements to our executives
✓	Our compensation committee reviews and adjusts performance metrics annually	✗	We do not permit the hedging or pledging of our securities by executives
✓	The compensation committee consists solely of independent directors and retains an independent compensation consultant	✗	We restrict the purchase and sale of securities under an insider trading policy
✓	We require our officers to own specified minimum amounts of our stock	✗	We discourage excessive or inappropriate risk-taking through our compensation design
✓	We impose stock retention obligations	✗	We provide only limited perquisites
✓	We have a clawback policy that provides for the recovery of incentive compensation under certain circumstances	✗	We do not provide dividends on performance-based compensation awards until they are vested
✓	We impose a cap on the amount of incentive compensation that may be paid	✗	We do not award stock options
✓	We assess compensation and target incentive that is at-risk on an annual basis	✗	We did not modify any of our incentive compensation targets in response to the COVID-19 pandemic
✓	We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive
✓	We have a low burn rate on equity for incentive awards

How We Make Compensation Decisions

Consistent with prior years, our 2020 executive compensation decisions were made in the following four steps:

(1)Conduct a general review of the components of executive compensation and industry practices and consider potential changes.
(2)Analyze peer groups and market data to assess competitiveness of compensation and consider potential changes.
(3)Review total compensation structure, internal pay equity analysis, and the allocation of various forms of compensation.
(4)Review organizational results and individual executive officer performance, responsibility, and experience to determine compensation levels and opportunities for each executive officer.
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Our 2020 NEO Compensation Design and Metrics

The overall design of our 2020 executive compensation program remained largely unchanged from 2019. Members of our management and our compensation committee continued to engage with our shareholders in 2020 to ensure our compensation plans, targets, and structure are well communicated and appropriate. Our 2020 executive compensation program provided for fixed compensation (base salary) to promote retention of our executives and at-risk compensation (short- and long-term incentive compensation) to help ensure our management team’s focus on our operational and financial performance. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned, based on performance over a three-year period. The allocation of the total target direct compensation mix for each of our NEOs for 2020, effective as of January 1, 2020, is illustrated in the table that follows.

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Anderson
Grow
Keen
Buckham
Richins
Malmen
Long-Term Incentive
Short-Term Incentive
Base Salary

As shown in the table above, our executives’ annual compensation can vary considerably depending on our actual performance in any period. This is what we refer to as the at-risk component of our executives’ compensation, which ranges between 58 percent to 77 percent of each NEO's total target direct compensation.
In connection with its annual review of executive compensation, our compensation committee reviews the correlation between our executives’ historical compensation and our historical performance. We believe that one of the primary metrics of importance to our shareholders is TSR, which is reflective of both share price growth and dividends. The graph below shows the correlation between our former and current CEOs' actual compensation as described in the graph and TSR. For 2016 through 2019, the graph reflects Mr. Anderson's compensation, and for 2020 the graph reflects Ms. Grow's compensation, effective as of January 1, 2020.

IDACORP, Inc. 2021 PROXY STATEMENT 39

We believe that earnings per share is also a metric of importance to our shareholders, and it is a factor used in determining long-term incentive compensation. The graph below also shows the correlation between diluted earnings per share and our former and current CEOs' actual compensation as described in the graph. Again, the compensation shown for 2016 through 2019 is for Mr. Anderson and the compensation shown for 2020 is for Ms. Grow.

We believe that it is appropriate to use our former and current CEOs' actual compensation, which excludes change in pension value, in the two “pay-for-performance” graphs above, to compare our former and current CEOs' pay, respectively, and our financial performance over the past five years. The change in pension value calculation is highly sensitive to discount rates on the date of calculation and does not reflect amounts actually paid to a CEO in a given compensation year. For example, we recorded a $2,711,412 increase in Ms. Grow's pension value for 2020, increasing her 2020 total compensation, as reported in the Summary Compensation Table, from $3,191,935 to $5,903,347. This increase in pension value does not result in any current payment to Ms. Grow, and Ms. Grow’s pension value could change significantly in future years, before any pension payments are actually made, based on changes to the discount rate and the other factors discussed in footnote 2 to the Summary Compensation Table.

IDACORP, Inc. 2021 PROXY STATEMENT 40

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we can attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation committee reviews the policy annually. The policy includes the following compensation-related objectives:

•Manage officer compensation as an investment with the expectation that officers will contribute to our overall success.
•Recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value.
•Be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success.
•Be fair from an internal pay equity perspective.
•Ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development.
•Balance total compensation with our ability to pay.

Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that need to be paid to enable us to remain competitive with other companies in attracting and retaining executive officers. In determining the composition of our peer groups, we consider the following factors:

•Breadth -include companies that are philosophically relevant.
•Nature and complexity of the business - take into account each company’s portfolio and markets, and seek companies that derive a significant portion of revenues from regulated operations.
•Scope - reflect an appropriate range of revenues and market capitalization.
•Ease of administration - ensure availability of valid and reliable data (e.g., SEC filings).
•Size - include a sufficient number of companies to provide robust data and mitigate volatility.

We use the market compensation analysis to determine a market compensation range for each of our executive officers for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at our designated groups of companies. For setting 2020 compensation, as in prior years, the compensation committee reviewed survey data for three separate sets of companies, described below, for each executive officer (where data was available). It then reviewed whether each element of compensation, and the total target direct compensation, for each of our executive officers was within the targeted range (85 percent to 115 percent of the median of each data set).

The two sources of market compensation data used to prepare the market compensation analysis for our 2020 executive officer compensation were:

1.Private Survey Data Sources: Willis Towers Watson’s 2019 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	Comprised of comparable utilities, as determined by the compensation committee; these are the same companies we use for the public survey data source, listed below
IOU Survey Data	Comprised of all participating investor-owned utilities, regressed to $1.75 billion in annual revenues*
General Industry Survey Data	Comprised of all participating general industry companies, regressed to $1.75 billion in annual revenues*
* The names of the companies included in these surveys are listed in Appendix A to this proxy statement.
IDACORP, Inc. 2021 PROXY STATEMENT 41

Our annual revenues were $1.35 billion in 2020. We used the $1.75 billion annual revenue figure for our peer compensation comparisons to adjust for the fact that Idaho Power’s relatively low customer rates understate our annual revenues compared to electric utilities of similar scope that charge higher rates. The $1.75 billion annual revenue figure is intended to reflect what Idaho Power’s annual revenues would be if Idaho Power charged average customer electricity rates. In May 2019, our analysis showed that average U.S. retail electricity rates over the 2016-2018 period were 32% higher than Idaho Power’s average retail electricity rates over the same period. We added the same 32% differential to our average annual revenues over the 2016-2018 period and this increased Idaho Power’s annual revenues from approximately $1.33 billion to approximately $1.75 billion. To determine average U.S. electricity rates, we used the “EEI Typical Bills and Average Rates Report - Select American Cities.”

2.Public Data Source: 2019 public proxy statement compensation data from a designated peer group of companies, listed below (the same companies included in the Peer Group).

Our management, compensation committee, and compensation consultant worked together in developing and approving the Peer Group. The companies in the Peer Group and used for our survey and public proxy data for purposes of establishing 2020 compensation included the following*:

Allete Inc.	El Paso Electric Co.	Pinnacle West Capital Corp.
Alliant Energy Corporation	Hawaiian Electric Company	PNM Resources, Inc.
Atmos Energy Corporation	Northwestern Corporation	Portland General Electric Co.
Avista Corp.	OGE Energy Corp.	Spire Inc.
Black Hills Corporation	ONE Gas Inc.
*The changes to the Peer Group, compared to the prior year, were the removal of Great Plains Energy Inc. and Westar Energy, Inc. due to the merger of those two companies.

Because the public proxy compensation data is not as broad or detailed as the private survey data, the compensation committee used the public proxy compensation data as a secondary data source to provide general confirmation of the compensation levels for our NEOs. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies, as applicable.

An individual executive officer’s compensation may be positioned above or below the market level for his or her position, depending on his or her level of experience, responsibility, and performance, and based on the degree of comparability between our executive officer’s role and the roles of persons with similar positions at the peer companies. The compensation committee uses its judgment and our CEO’s feedback on executive officer performance in assessing these factors in determining how an executive officer's compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation committee reviews the total compensation structure for each NEO, including the elements and mix of compensation, levels of historic compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership, to determine whether it should adjust an executive officer’s total target direct compensation. The internal pay equity analysis presented by our management showed the ratios below for internal pay equity based on proposed (as of the date of the review) 2020 total target direct compensation amounts, based on Mr. Anderson's total target direct compensation as CEO during 2019.

Officer Comparison Set	Internal Pay Ratio - 2020 Total Target Direct Compensation
CEO to senior vice presidents	3.70x
CEO to pay grade S-3 senior managers	14.96x
CEO to all senior managers	17.77x

Based on these reviews, the compensation committee determined that no changes to the general structure of our compensation programs or to the forms of compensation payable to our executive officers for 2020 were necessary, though it did make some adjustments as described below. In making this determination, the compensation committee relied on its subjective judgment.

IDACORP, Inc. 2021 PROXY STATEMENT 42

Individual Executive Officer Performance Evaluation

An important aspect of the compensation committee’s process is its review of each executive officer's level of experience and time in the role, responsibility, and individual performance to determine where the executive officer's base salary and target incentive compensation should be relative to the compensation of peers. For 2020 compensation determinations, the evaluation of Mr. Anderson, our CEO during 2019, covered the following categories:

	Strategic Capability		Performance
●	Vision - builds and articulates a shared vision	●	Financial - financial performance meets or exceeds plan and is competitive relative to industry peers
●	Strategy - develops a sound, long-term strategy	●	Relationships - builds and maintains relationships with key stakeholders
●	Implementation - ensures successful implementation; makes timely adjustments when external conditions change	●	Leadership - dynamic, decisive, strong confidence in self and others; demonstrates personal sacrifice, determination, and courage
		●	Operational - establishes performance standards and clearly defines expectations
		●	Succession - develops and enables a talented team
		●	Compliance - establishes strong auditing and internal controls and fosters a culture of ethical behavior

For purposes of establishing 2020 compensation, the evaluation of all our NEOs covered a number of competencies, such as authenticity, building organizational talent, business savvy, compelling communication, courage, customer focus, emotional intelligence essentials, establishing strategic direction, executive presence, inspiring excellence, personal growth orientation, and safety leadership. While the general factors used for evaluation of those officers were the same, the evaluation under each category involved a review of more specific sub-factors relevant to each officer’s position, based on the specific functions and responsibilities of each officer. Each executive officer must also accomplish specific performance goals for each year, which the compensation committee reviews and evaluates in connection with its compensation decisions. In connection with the review of Mr. Anderson's performance, the compensation committee received input from the full board of directors.

2020 Named Executive Officer Compensation

Elements of Compensation for 2020

Our executive compensation for 2020 included the following elements:

•Base salary
•Annual cash incentive awards
•Long-term (three year) equity incentive awards
•Other benefits, such as health and welfare, retirement and 401(k) plans, and limited perquisites

We discuss each of these elements below. We believe that providing these compensation components meets our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders. The success of those objectives is demonstrated by our historic ability to retain members of management over the long term, which has helped us to establish a cohesive executive team with a united goal of long-term value creation for our shareholders.

Base Salary

Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is established based on factors such as competitiveness of
IDACORP, Inc. 2021 PROXY STATEMENT 43

the salary compared to similar positions at the company’s peers, the officer's specific responsibilities and experience, and individual and company performance.

As discussed above, for purposes of determining each NEO’s base salary for 2020, the compensation committee reviewed the base salary market data from the market compensation analysis. This included a comparison of each NEO's current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining appropriate 2020 base salaries (as well as other elements of compensation), the compensation committee also reviewed the 2019 performance evaluations for each NEO, internal pay equity among the NEOs, and the company’s overall performance during 2019. Based on its review and analysis of this information, in February 2020 the compensation committee recommended, and the board of directors approved, the NEO base salaries for 2020 shown in the table that follows:

Executive	2020 Base Salary[1]	% Increase from 2019 Base Salary[2]
Darrel T. Anderson	$930,000	3.3%
Lisa A. Grow	$675,000	14.4%
Steven R. Keen	$480,000	3.7%
Brian R. Buckham	$400,000	3.9%
Adam J. Richins	$400,000	14.3%
Jeffrey L. Malmen	$335,000	4.7%
1 Annual base salary in effect as of year-end 2020, except for Darrel T. Anderson's whose annual base salary is as of his retirement date of June 1, 2020.
2 Represents the increase relative to the amount of annual base salary in effect as of year-end 2019.

The base salary increases for 2020 for the NEOs reflected, in large part, strong individual and company performance in 2019. The base salary increases were also intended to further our efforts to achieve compensation amounts more closely aligned with the median of our peers, more significantly for Ms. Grow's and Mr. Richin's base salaries, which were well below the median for peer groups in 2019. Ms. Grow's base salary increase also reflects her promotion to CEO and President of IDACORP and Idaho Power in 2020. The increase was effective as of January 1, 2020, as Ms. Grow shared many CEO responsibilities with Mr. Anderson throughout the first half of 2020.

Short-Term Incentive Compensation

Short-term incentive compensation under our Executive Incentive Plan is based on annual performance goals and is intended to encourage and reward annual financial and operational performance results. We provide participants in the Executive Incentive Plan the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

The compensation committee regularly assesses the best metrics to be used in the incentive programs. For 2020, the compensation committee retained the same short-term incentive goal structure as was used in 2019, as follows:

•Customer Satisfaction - The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty.
•Service Reliability - The service reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced by Idaho Power’s metered general customers over the course of the year.
•Adjusted Consolidated Net Income - Our compensation committee believes that the IDACORP adjusted consolidated net income goal provides the most important overall measure of our financial performance, and thus the compensation committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders.

Early in 2020, the compensation committee set the specific performance targets for each goal. See “Our Approach to Setting Incentive Plan Metrics and Goals--Short-Term Incentive Plan” above for a discussion of the compensation committee’s analysis with respect to the 2020 threshold, target and maximum performance targets.

IDACORP, Inc. 2021 PROXY STATEMENT 44

The table below shows the specific 2020 threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. We use linear interpolation for achievement within the performance levels specified. The table also shows the actual 2020 performance results for all three performance goals, resulting in a payout of approximately 158.9 percent of target. We have not reached the maximum level payout under the Executive Incentive Plan in over 15 years. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan (which uses the same metrics and performance levels, with different weightings) or if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2020.

	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2020 Actual Results
Customer Satisfaction - Customer Relations Index Score	Threshold:	82%	7.5%
	Target:	84.5%	15%	86%
	Maximum:	86.5%	30%
Service Reliability - Number of Outage Incidents	Threshold:	≤1.60	7.5%
	Target:	≤1.35	15%	1.23
	Maximum:	≤1.15	30%
2020 Adjusted Net Income Attributable to IDACORP (in	Threshold:	$211	35%
millions)[1]	Target:	$233	70%	$237.4
	Maximum:	$241	140%
1 See “Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations” below in this Compensation Discussion and Analysis for a discussion of the methodology to determine adjusted consolidated net income attributable to IDACORP for short-term incentive purposes.
The table that follows shows the 2020 short-term incentive award opportunities for the NEOs recommended by the compensation committee and approved by the board of directors, as well as the 2020 short-term incentive awards earned by our NEOs based on actual performance results for 2020. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The amounts earned are based on actual base salary paid in 2020. For 2020, we increased the percentage of base salary payable for short-term incentive over 2019 levels for Ms. Grow from 90 percent to 100 percent at target, and for Mr. Buckham and Mr. Richins from 50 percent to 60 percent at target. In making its decisions, the compensation committee based its review on market compensation and the individuals' performance. Ms. Grow's percentage opportunities also increased in connection with her promotion to CEO and were effective as of January 1, 2020.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive		Threshold[1]	Target[1]	Maximum[1]	2020 Award Earned
Darrel T. Anderson[2]	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$465,000	$930,000	$1,860,000	$680,214
Lisa A. Grow	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$337,500	$675,000	$1,350,000	$1,108,633
Steven R. Keen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$144,000	$288,000	$576,000	$474,610
Brian R. Buckham	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$120,000	$240,000	$480,000	$395,478
Adam J. Richins	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$120,000	$240,000	$480,000	$394,194
Jeffrey L. Malmen	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$83,750	$167,500	$335,000	$275,936
    1 The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.
2 Mr. Anderson's 2020 Award Earned reflects the prorated amount actually paid as a result of his retirement on June 1, 2020.

IDACORP, Inc. 2021 PROXY STATEMENT 45

Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations - Commencing in 2016 and continuing through 2020, the compensation committee made an adjustment to the methodology for determining consolidated net income for short-term incentive purposes, to adjust for the impact of the tax credit component of a settlement stipulation approved by the IPUC in December 2011. In October 2014, the IPUC issued an order approving an extension (with modifications) of the terms of a December 2011 Idaho settlement stipulation for the period from 2015 through 2019, which stipulation the IPUC extended indefinitely in May 2018 as part of a proceeding related to federal and state tax reform (“Idaho Settlements”). Under the terms of the Idaho Settlements, if Idaho Power's annual return on year-end equity in the Idaho jurisdiction (“Idaho ROE”) in 2020 or later is less than 9.4 percent, then Idaho Power may amortize up to $25 million of additional accumulated deferred investment tax credits ("ADITCs" or "Tax Credits") to help achieve a 9.4 percent Idaho ROE for that year, and may amortize up to a total of $45 million of additional ADITCs. The more specific terms and conditions of the Idaho Settlements are described in Note 3 - "Regulatory Matters" to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020.

The Idaho Settlements have the potential to increase Idaho Power’s, and thus IDACORP’s, net income if Idaho Power’s Idaho ROE is below 9.4 percent, by permitting Idaho Power to amortize additional tax credits. While the Idaho Settlements were not contemplated at the time the Executive Incentive Plan was originally approved, the compensation committee has authority under the plan to use its discretion to modify performance goals. The compensation committee determined that it would remove the effect of the Idaho Settlements so that the short-term incentive metric of IDACORP consolidated net income is focused on financial performance without regard to Idaho Power’s use of additional ADITC amortization. Accordingly, for 2020 the short-term incentive metrics for IDACORP consolidated earnings per share were to be determined based on net income attributable to IDACORP, adjusted to subtract the amount of additional ADITC amortization recorded for the year at Idaho Power under the Idaho Settlement, if any. This adjusted amount is referred to as “adjusted consolidated net income” in this proxy statement. The compensation committee used adjusted consolidated net income for purposes of determining the 2020 net income metric threshold, target, and maximum for short-term incentive and intended to use it for purposes of determining the level of achievement of the net income target for short-term incentive. Sharing of revenues with customers under this settlement decreases the rate at which additional revenues contribute to Idaho Power’s ability to progress toward the maximum payout on the adjusted consolidated net income component of the short-term incentive payout, as the maximum payout under the metric was established well in excess of a 10.0 percent Idaho ROE. The sharing component of the settlement still has this limiting impact on maximum payout even though the additional ADITC amortization is excluded. Thus, progress toward potential incentive payouts is decreased and made significantly more difficult by sharing of revenues above the 10.0 percent Idaho ROE.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to encourage and reward long-term performance and is based on performance goals achievable over a period of three years. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests. Our 2020 long-term incentive awards were allocated as follows:

•time-vesting restricted stock units, vesting in January 2023, representing one-third of the awards; and
•performance-based restricted stock units with a three-year performance period of 2020-2022, representing two-thirds of the awards at target.

Consistent with our historical practice, the compensation committee recommended, and the board of directors approved, the 2020 long-term incentive grants at their February 2020 meetings, which occurred after we released our 2019 full-year earnings. Following is a more detailed description of the time-vesting restricted stock units and performance-based restricted stock units that comprise the long-term incentive grants.

Time-Vesting Restricted Stock Units:

The time-vesting restricted stock unit awards made to our NEOs in 2020 will vest in January 2023, as long as the NEO remains employed by us throughout the restriction period. Earned awards are settled in shares. The NEOs receive dividend equivalents on the units during the restriction period, since the officer is assured of vesting in the units as long as he or she remains employed by the company. We believe that the restricted stock units and dividend equivalent payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock units are intended to serve as a retention tool, the compensation committee decided to
IDACORP, Inc. 2021 PROXY STATEMENT 46

use cliff vesting, rather than ratable vesting. However, if the NEO's employment terminates before the vesting date, subject to board of director approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination, such as for retirement at age 55 or older.

Performance-Based Restricted Stock Units:

Performance-based restricted stock units are based entirely on our financial performance over a three-year performance period and may be earned up to 200% of target but will not be earned if our minimum performance goals are not met at the end of the performance period. Earned awards are settled in shares. Dividend equivalents on the performance-based restricted stock units are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based restricted stock units that are actually earned, if any.

The performance-based restricted stock units granted in February 2020 may be earned by the NEOs based on performance against two financial measures over the 2020-2022 performance period. The two equally weighted performance measures are CEPS and TSR. We believe these performance metrics represent key measures of performance for the benefit of our shareholders and align our executive officers' management efforts with our shareholders' performance objectives. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. As in prior years, for 2020 grants, we used the EEI Utilities Index as the TSR comparison group. We compare our TSR with these companies' TSRs on a percentile basis. For example, if our TSR falls exactly in the middle of the TSR of the comparison companies, we would rank at the 50th percentile of the comparison group. See “Our Approach to Setting Incentive Plan Metrics and Goals--2020-2022 Long-Term Incentive Compensation” above for a discussion of the compensation committee’s analysis with respect to the 2020-2022 threshold, target and maximum performance targets.

The CEPS performance levels for the 2020-2022 performance period are as follows:

-Threshold:	12.85
-Target:	13.60
-Maximum:	14.35

The TSR performance levels for the 2020-2022 performance period are as follows:

-Threshold:	30th percentile
-Target:	55th percentile
-Maximum:	90th percentile

The table that follows shows the long-term incentive award opportunities recommended by the compensation committee and approved by our board of directors for 2020 for each NEO. We use linear interpolation for achievement within the levels specified.
IDACORP, Inc. 2021 PROXY STATEMENT 47

	IDACORP Long-Term Incentive Compensation Component
Executive	Number of Time-Vesting Restricted Stock Units (Percent of 2020 Base Salary)	Number of Performance-Based Units (Percent of 2020 Base Salary)		Approximate Total Long-Term Incentive Award (Based on 2020 Base Salary)
Darrel T. Anderson	6,650 (80%)	Threshold:	5,986 (72%)	Threshold:	$1,413,600
		Target:	13,300 (160%)	Target:	$2,232,000
		Maximum:	26,600 (320%)	Maximum:	$3,720,000
Lisa A. Grow	4,023 (66.7%)	Threshold:	3,620 (60%)	Threshold:	$855,000
		Target:	8,044 (133.3%)	Target:	$1,350,000
		Maximum:	16,088 (266.67%)	Maximum:	$2,250,000
Steven R. Keen	1,717 (40%)	Threshold:	1,544 (36%)	Threshold:	$364,800
		Target:	3,432 (80%)	Target:	$576,000
		Maximum:	6,864 (160%)	Maximum:	$960,000
Brian R. Buckham	1,431 (40%)	Threshold:	1,288 (36%)	Threshold:	$304,000
		Target:	2,860 (80%)	Target:	$480,000
		Maximum:	5,720 (160%)	Maximum:	$800,000
Adam J. Richins	1,431 (40%)	Threshold:	1,288 (36%)	Threshold:	$304,000
		Target:	2,860 (80%)	Target:	$480,000
		Maximum:	5,720 (160%)	Maximum:	$800,000
Jeffrey L. Malmen	899 (30%)	Threshold:	808 (27%)	Threshold:	$190,950
		Target:	1,796 (60%)	Target:	$301,500
		Maximum:	3,592 (120%)	Maximum:	$502,500

As with base salary and short-term incentive opportunities, the compensation committee established the 2020 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and tenure and both individual and company performance. Following its review, the compensation committee increased the 2020 target long-term incentive award opportunities as a percentage of base salary for Ms. Grow (from 160 percent to 200 percent), Mr. Buckham (from 110 percent to 120 percent), Mr. Richins (from 110 percent to 120 percent), and Mr. Malmen (from 70 percent to 90 percent), compared to the target levels for 2019. In making its decisions, the compensation committee considered the individuals’ accomplishments as reflected in their annual performance evaluations and market compensation levels. Ms. Grow's percentage opportunities also increased in connection with her promotion to CEO and were effective as of January 1, 2020.

Payment of Performance-Based Restricted Stock Units for 2018-2020 Performance Period

The performance-based restricted stock units granted in February 2018 for the 2018-2020 performance period were earned at an overall 148 percent of target, at 200 percent of target based on our CEPS of $13.79 and at 95.60 percent of target based on our relative TSR at the 53rd percentile. The table that follows lists (1) the target performance-based restricted stock unit awards granted in 2018, (2) the shares actually earned, and (3) the dividend equivalent payments earned.

Executive	Restricted Stock Units Granted in February 2018 (#)	Shares Earned in February 2021 (#)	Dividend Equivalents ($)
Darrel T. Anderson[1]	14,842	17,671	$148,260
Lisa A. Grow	4,190	6,193	$51,959
Steven R. Keen	3,840	5,676	$47,622
Brian R. Buckham	2,668	3,943	$33,082
Adam J. Richins	1,224	1,809	$15,178
Jeffrey L. Malmen	1,674	2,474	$20,757
1Mr. Anderson's Shares Earned in February 2021 and Dividend Equivalents reflect the prorated amounts actually earned as a result of his retirement on June 1, 2020.
IDACORP, Inc. 2021 PROXY STATEMENT 48

Other Benefits

We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. Other benefits include the availability of an executive deferred compensation plan and limited perquisites. We believe these other benefits, though limited, contribute to a competitive executive compensation program.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is a defined-benefit pension plan available to our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the Pension Benefits for 2020 table. Because benefits under the plan increase with an employee's continued service and earnings, the compensation committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits - the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at an executive officer level. Because benefits under the security plans increase with period of service and earnings, the compensation committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2020 table.

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of their base salary and up to 50 percent of any short-term incentive compensation. The compensation committee views the plan as a supplemental benefit to attract and retain qualified executive officers. For 2020, no NEO made any contributions to the plan. We discuss the material terms of the plan later in this proxy statement in the narrative following the Nonqualified Deferred Compensation for 2020 table.

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

In November 2009, the compensation committee adopted a policy regarding stand-alone change in control agreements and approved a form of change in control agreement consistent with that policy in March 2010. As provided in the policy, change in control agreements executed after March 17, 2010, do not include any 13th-month trigger (a provision permitting an officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a reduced payout) or tax gross-up provisions. The compensation committee made these changes based on the growing trend away from single-trigger and modified single-trigger provisions and tax gross-up provisions in executive change in control agreements. Existing change in control agreements were not affected by the new policy. Mr. Anderson, Mr. Keen, Ms. Grow, and Mr. Malmen are parties to change in control agreements executed prior to March 17, 2010. Mr. Anderson’s change in control agreement included tax gross-up
IDACORP, Inc. 2021 PROXY STATEMENT 49

rights, but his agreement expired upon his retirement as an officer on June 1, 2020. The change in control agreements for Mr. Keen, Ms. Grow, and Mr. Malmen do not include tax gross-up rights.

The agreements we have with our NEOs are "double-trigger" agreements in the sense that two events must occur in order for full cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, if a change in control occurs and the officer is not terminated, the agreements (other than the agreements with Mr. Buckham and Mr. Richins, which were executed after 2010) permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. In this event, the NEO would receive a lesser severance payout. This provision was historically included because the first year after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor for at least that transition period.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled Potential Payments Upon Termination or Change in Control.

Other Compensation Practices

Clawback Policy

In January 2014, our board of directors adopted a compensation clawback policy. Under the clawback policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the compensation committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy. The clawback policy applies to all short-term cash incentive awards and performance-based equity incentive awards made after the adoption of the policy.

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

We have had minimum stock ownership guidelines for our officers since 2007. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers' interests with those of our shareholders. Since 2015, the guidelines require ownership of IDACORP common stock valued at a multiple of each officer's annual base salary, as follows:

•chief executive officer and presidents - 5x annual base salary;
•senior vice presidents - 3x annual base salary; and
•vice presidents - 1x annual base salary.

Our executives are allowed five years from the effective date of appointment to his or her position to meet these requirements. As of the date of this proxy statement, all executive officers are in compliance with the stock ownership requirements.

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. In circumstances where the stock ownership guidelines would result in a
IDACORP, Inc. 2021 PROXY STATEMENT 50

severe financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

We also have minimum stock retention guidelines for our officers to further align our officers' interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share or unit awards, as applicable. For restricted and performance-based shares or unit awards, "net shares" means the number of shares acquired upon vesting, less the number of shares or units withheld or sold to pay withholding taxes.

Compensation Risk and Discretion to Adjust Awards

We believe that our mix of compensation elements and the design features of our plans described in this Compensation Discussion and Analysis help to ensure that our executive officers focus on the long-term best interests of our company and its shareholders, with appropriate incentives to avoid taking excessive risks in pursuit of unsustainable short-term results. The compensation committee and our board of directors retain the discretion to adjust awards under the short- and long-term incentive plans, when deemed appropriate, including in any circumstance where the compensation committee or our board of directors believes there has been misconduct by one or more executive officers. No such adjustments were made in 2020. Further, the compensation clawback policy described above provides that we may seek to recoup incentive compensation in specified circumstances, to discourage unlawful or grossly negligent conduct.

Executive Succession Planning

Our board of directors is actively engaged in our succession planning for executive officers, with the goal of developing and retaining executive talent who can execute on the company's short- and long-term strategy and initiatives. As part of our succession planning efforts, management identifies high-potential executive successors, which includes a commitment to identifying and developing high-performing, diverse leaders. The company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, perform well on our executive competencies, and enable employees to do their best every day. The executive team and the compensation committee periodically review executive succession matters and talent development. The full board of directors reviews executive succession plans at least on an annual basis. We also maintain an emergency succession plan for our CEO, as approved by our board of directors.

Impact of Tax and Accounting Treatment on Compensation Decisions

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

THE COMPENSATION COMMITTEE
Christine King, Chair
Judith A. Johansen
Ronald W. Jibson

IDACORP, Inc. 2021 PROXY STATEMENT 51

Our Compensation Policies and Practices as They Relate to Risk Management

We annually review our compensation policies and practices for all employees to determine whether any risks arising from these policies and practices may be reasonably likely to have a material adverse effect on our company. This discussion involves a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K under the Securities Act of 1933, as amended, and other items. Each November, the compensation committee members discuss, together with management and its compensation consultant, the factors in Item 402(s) and consider the following additional factors relating to compensation practice risks:

◦the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;
◦our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;
◦we use a compensation structure based on both financial and operational goals, use time-vesting shares as a portion of the long-term incentive awards, cap the maximum incentive payouts and provide a base salary to prevent undue emphasis on incentive compensation;
◦we do not pay our executives a short-term incentive award if no short-term incentive payment is made to our employees;
◦we benchmark compensation annually to be consistent with industry practice;
◦we impose stock retention obligations, we have a compensation clawback policy, and the board of directors and compensation committee retain discretion to adjust awards as they deem necessary;
◦we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and
◦the compensation committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.

The compensation committee also believes that the company has an extensive enterprise risk management framework and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business. As part of its review, the compensation committee considers whether a balance between prudent business risk and resulting reward is maintained. Following its review in November 2020, the compensation committee determined that our compensation practices do not increase the company’s risk exposure.

IDACORP, Inc. 2021 PROXY STATEMENT 52

Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2020 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)	Total Without Change in Pension Value ($)[4]
Darrel T. Anderson[5] Former President and CEO	2020	633,589	--	2,268,182	--	680,214	2,613,893	122,463	6,318,341	3,704,448
	2019	898,462	--	2,195,584	--	1,627,294	3,538,604	11,757	8,271,701	4,733,097
	2018	857,693	--	1,955,752	--	1,649,343	902,065	11,676	5,376,529	4,474,464
Lisa A. Grow President and CEO	2020	697,692	--	1,371,935	--	1,108,633	2,711,412	13,675	5,903,347	3,191,935
	2019	515,193	--	660,685	--	694,282	1,780,736	13,485	3,664,381	1,883,645
	2018	443,269	--	551,989	--	554,065	183,990	12,560	1,745,873	1,561,883
Steven R. Keen SVP and CFO	2020	497,808	--	585,405	--	474,610	1,770,278	12,449	3,340,550	1,570,272
	2019	462,308	--	564,787	--	502,399	1,807,975	12,249	3,349,718	1,541,743
	2018	444,039	--	506,044	--	512,332	362,944	11,060	1,836,419	1,473,475
Brian R. Buckham SVP and General Counsel	2020	414,808	--	487,856	--	395,478	693,567	11,400	2,003,109	1,309,542
	2019	383,269	--	430,487	--	347,089	382,850	11,200	1,554,895	1,172,045
	2018	338,462	--	351,450	--	325,431	107,263	11,050	1,133,656	1,026,393
Adam J. Richins SVP and COO	2020	413,462	--	487,856	--	394,194	708,542	11,400	2,015,454	1,306,912
	2019	--	--	--	--	--	--	--	--	--
	2018	--	--	--	--	--	--	--	--	--
Jeffrey L. Malmen SVP of Public Affairs	2020	347,308	--	306,402	--	275,936	1,106,380	11,825	2,047,851	941,471
	2019	319,423	--	227,773	--	289,270	969,240	11,628	1,817,334	848,094
	2018	304,616	--	220,736	--	292,888	--	11,520	829,760	829,760

1    Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock and the performance-based shares (at target) granted in each of the years shown calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Stock Compensation. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component of the performance-based restricted stock units for the entire three-year performance cycle is included in the amounts shown for 2020 (the year of grant) and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, on file with the SEC.

The table below shows the grant date fair values of the CEPS component of the performance-based stock unit awards granted in 2020, assuming that the highest level of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions and, is therefore, based on target award value.

Name	Grant Date Fair Value of CEPS Component
Darrel T. Anderson	$1,485,078
Lisa A. Grow	$898,193
Steven R. Keen	$383,217
Brian R. Buckham	$319,348
Adam J. Richins	$319,348
Jeffrey L. Malmen	$200,541

2    Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. Assumptions included a discount rate of 4.55% for 2018, 3.60% for 2019 and 2.80% for 2020; and use of the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2020 projection scale adjusted with an ultimate improvement rate of
IDACORP, Inc. 2021 PROXY STATEMENT 53

0.75% and retirement age at 62. There were no above market earnings on deferred compensation. Mr. Malmen’s Change in Pension Value and Nonqualified Deferred Compensation Earnings for 2018 was negative $1,288.
3    For 2020, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, and a charitable match contribution for each of Mr. Anderson, Ms. Grow, Mr. Keen, and Mr. Malmen.
4    Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the compensation committee views the annual compensation elements for the NEOs. While the compensation committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the compensation committee.
5    Mr. Anderson retired as our president and chief executive officer effective June 1, 2020, but remains a member of our board of directors. The amount reported under the Salary column for Mr. Anderson includes a payout in cash of unused vacation benefits in the amount of $205,512 as a result of his retirement. Prior to June 1, 2020, he did not receive compensation for his services as a director. The amount reported under the All Other Compensation column for Mr. Anderson includes $110,797 in compensation received after June 1, 2020 for his role as a director. See the Director Compensation for 2020 table in this proxy statement.

IDACORP, Inc. 2021 PROXY STATEMENT 54

Grants of Plan-Based Awards in 2020

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Units and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Darrel T. Anderson
Short-Term Incentive[1]	2/21/2020	465,000	930,000	1,860,000
Restricted Stock Units – Time[2]	2/21/2020							6,650	744,002
Restricted Stock Units – Perf.[3]	2/21/2020				5,986	13,300	26,600		1,524,180
Lisa A. Grow
Short-Term Incentive[1]	2/21/2020	337,500	675,000	1,350,000
Restricted Stock Units – Time[2]	2/21/2020							4,023	450,093
Restricted Stock Units – Perf.[3]	2/21/2020				3,620	8,044	16,088		921,842
Steven R. Keen
Short-Term Incentive[1]	2/21/2020	144,000	288,000	576,000
Restricted Stock Units – Time[2]	2/21/2020							1,717	192,098
Restricted Stock Units – Perf.[3]	2/21/2020				1,544	3,432	6,864		393,307
Brian R. Buckham
Short-Term Incentive[1]	2/21/2020	120,000	240,000	480,000
Restricted Stock Units – Time[2]	2/21/2020							1,431	160,100
Restricted Stock Units – Perf.[3]	2/21/2020				1,288	2,860	5,720		327,756
Adam J. Richins
Short-Term Incentive[1]	2/21/2020	120,000	240,000	480,000
Restricted Stock Units – Time[2]	2/21/2020							1,431	160,100
Restricted Stock Units – Perf.[3]	2/21/2020				1,288	2,860	5,720		327,756
Jeffrey L. Malmen
Short-Term Incentive[1]	2/21/2020	83,750	167,500	335,000
Restricted Stock Units – Time[2]	2/21/2020							899	100,580
Restricted Stock Units – Perf.[3]	2/21/2020				808	1,796	3,592		205,822

1    Represents short-term incentive cash compensation for 2020 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2020 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table.
2    Represents time-vesting restricted stock units awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.
3    Represents performance-based restricted stock units for the 2020-2022 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

2020 Short-Term Incentive Awards

The short-term cash incentive award opportunities are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the Compensation Discussion and Analysis.

IDACORP, Inc. 2021 PROXY STATEMENT 55

2020 Long-Term Incentive Awards

In February 2020, the compensation committee approved long-term incentive awards with the following two components:

•Time-vesting restricted stock units: Each NEO received an award of time-vesting restricted units equal to a percentage of his or her base salary in 2020. These units vest and are settled in shares in January 2023 if the NEO remains continuously employed with the company during the entire restricted period. Dividend equivalents are paid on the shares during the restricted period and are not subject to forfeiture.

•Performance-based restricted stock units: Each NEO received an award of performance-based restricted stock units at the target level equal to a percentage of his or her base salary in 2020. The units will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividend equivalents will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based restricted stock units are settled in shares and paid out in accordance with the payout percentages set forth in the Compensation Discussion and Analysis.

We discuss in further detail the long-term incentive award opportunities and results in the Compensation Discussion and Analysis.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2020:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Darrel T. Anderson	$633,589	$0	$6,318,341	10.0%
Lisa A. Grow	$697,692	$0	$5,903,347	11.8%
Steven R. Keen	$497,808	$0	$3,340,550	14.9%
Brian R. Buckham	$414,808	$0	$2,003,109	20.7%
Adam J. Richins	$413,462	$0	$2,015,454	20.5%
Jeffrey L. Malmen	$347,308	$0	$2,047,851	17.0%

IDACORP, Inc. 2021 PROXY STATEMENT 56

Outstanding Equity Awards at Fiscal Year-End 2020

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
Darrel T. Anderson
Restricted Stock Units - Time-Vesting	--	--
Restricted Stock Units - Performance			42,188	4,051,314
Lisa A. Grow
Restricted Stock Units - Time-Vesting	8,297	796,761
Restricted Stock Units - Performance			13,962	1,340,771
Steven R. Keen
Restricted Stock Units - Time-Vesting	5,501	528,261
Restricted Stock Units - Performance			10,900	1,046,727
Brian R. Buckham
Restricted Stock Units - Time-Vesting	4,184	401,790
Restricted Stock Units - Performance			7,902	758,829
Adam J. Richins
Restricted Stock Units - Time-Vesting	2,759	264,947
Restricted Stock Units - Performance			4,380	420,611
Jeffrey L. Malmen
Restricted Stock Units - Time-Vesting	2,490	239,115
Restricted Stock Units - Performance			4,832	464,017

1 The number of shares underlying the awards of time-vesting restricted stock units and the applicable vesting dates are as follows (Mr. Anderson did not have any time-based restricted stock units outstanding as of December 31, 2020 due to his retirement on June 1, 2020):
IDACORP, Inc. 2021 PROXY STATEMENT 57

NEO	Award	Shares Underlying Restricted Stock Units	Vesting Date
Darrel T. Anderson	2018	--	--
	2019	--	--
	2020	--	--
Lisa A. Grow	2018	2,094	1/1/2021
	2019	2,180	1/1/2022
	2020	4,023	1/1/2023
Steven R. Keen	2018	1,921	1/1/2021
	2019	1,863	1/1/2022
	2020	1,717	1/1/2023
Brian R. Buckham	2018	1,333	1/1/2021
	2019	1,420	1/1/2022
	2020	1,431	1/1/2023
Adam J. Richins	2018	612	1/1/2021
	2019	716	1/1/2022
	2020	1,431	1/1/2023
Jeffrey L. Malmen	2018	839	1/1/2021
	2019	752	1/1/2022
	2020	899	1/1/2023

2        Restricted stock units that have not vested are valued at $96.03 per share, the closing stock price of IDACORP common stock on December 31, 2020.
3     The number of shares underlying the performance-based restricted stock units and the applicable performance periods are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	End of Performance Period
Darrel T. Anderson	2018	29,684	12/31/2020
	2019	6,518	12/31/2021
	2020	5,986	12/31/2022
Lisa A. Grow	2018	8,380	12/31/2020
	2019	1,962	12/31/2021
	2020	3,620	12/31/2022
Steven R. Keen	2018	7,680	12/31/2020
	2019	1,676	12/31/2021
	2020	1,544	12/31/2022
Brian R. Buckham	2018	5,336	12/31/2020
	2019	1,278	12/31/2021
	2020	1,288	12/31/2022
Adam J. Richins	2018	2,448	12/31/2020
	2019	644	12/31/2021
	2020	1,288	12/31/2022
Jeffrey L. Malmen	2018	3,348	12/31/2020
	2019	676	12/31/2021
	2020	808	12/31/2022

Shares for the 2018 performance-based award are shown at the maximum level based on results for the 2018-2020 performance period above target but below maximum. Shares for the 2019 performance-based award are shown at the threshold level based on results for the first two years of the 2019-2021 performance period at threshold. Shares for the 2020 performance-based awards are shown at the threshold level based on results for the first year of the 2020-2022 performance period at threshold. The compensation committee and the board of directors determine if and at what level the performance goals have been met, which generally occurs in February following the end of the performance period. Mr. Anderson's shares have been prorated based on his retirement date, and a portion of the restricted stock units were forfeited based on the portion of the performance period completed as of the date of his retirement as described below in Potential Payments Upon Termination or Change in Control.

IDACORP, Inc. 2021 PROXY STATEMENT 58

Option Exercises and Stock Vested During 2020

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
Darrel T. Anderson	--	--	37,738	3,988,335
Lisa A. Grow	--	--	6,854	755,626
Steven R. Keen	--	--	7,197	793,445
Brian R. Buckham	--	--	4,207	463,797
Adam J. Richins	--	--	2,057	226,781
Jeffrey L. Malmen	--	--	2,758	304,059

1    Based on the closing price of IDACORP common stock on the vesting date.

Pension Benefits for 2020

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[3]	Payments During Last Fiscal Year ($) (e)
Darrel T. Anderson	Retirement Plan	24	1,521,701	47,141
	Security Plan I1	9	314,820	11,510
	Security Plan II2	16	17,171,950	494,254
Lisa A. Grow	Retirement Plan	33	1,994,962
	Security Plan I1	3	—
	Security Plan II2	16	6,628,970
Steven R. Keen	Retirement Plan	38	2,462,581
	Security Plan I1	9	—
	Security Plan II2	16	6,727,479
Brian R. Buckham	Retirement Plan	11	430,066
	Security Plan II2	5	914,644
Adam J. Richins	Retirement Plan	10	416,739
	Security Plan II2	7	1,065,151
Jeffrey L. Malmen	Retirement Plan	13	705,789
	Security Plan II2	13	3,809,650

1    Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code.
2    Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
3    Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2020, calculated using the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, plus MP-2020 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%.

IDACORP, Inc. 2021 PROXY STATEMENT 59

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for employees of Idaho Power, Idaho Power’s subsidiaries, and some of its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

Eligibility Standards and Vesting

Employees who are 18 years of age or older are eligible to participate once they complete 12 months of employment. Participation begins the first day of the month after meeting this requirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligible for benefits under the plan after completing 60 months of employment.

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:
•     they have reached the age of 55 and have 10 years of credited service; or
•     they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit as follows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50%, 75%, or 100% of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

IDACORP, Inc. 2021 PROXY STATEMENT 60

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50% of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We have not granted any extra years of credited service under the plan and do not have a policy on granting extra years of credited service under the plan.

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are nonqualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

•     if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and
•     Security Plan I contains a 10% “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10% reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation committee. Participation in the plan by Section 16 officers is approved in advance by the compensation committee. Employees who were participants as of December 31, 2009 are 100% vested. New plan participants after December 31, 2009, become 100% vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:
•     reached the age of 55; or
•     completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the
IDACORP, Inc. 2021 PROXY STATEMENT 61

participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 75%. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 65%. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target retirement percentage greater than 65% prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65%, though the target retirement percentage will be fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of
IDACORP, Inc. 2021 PROXY STATEMENT 62

participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

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Named Executive Officers Eligible for Early Retirement

The table below shows the eligibility of our NEOs for early retirement, as of December 31, 2020, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2020
Name	Retirement Plan	Security Plan I	Security Plan II
Darrel T. Anderson	X	X	X
Lisa A. Grow	X	No present value[1]	X
Steven R. Keen	X	No present value[1]	X
Brian R. Buckham		N/A
Adam J. Richins		N/A
Jeffrey L. Malmen		N/A
1 See the Pension Benefits for 2020 table.

Nonqualified Deferred Compensation for 2020

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)[1]	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Darrel T. Anderson	—	—	—	15,861	—
Lisa A. Grow	—	—	—	—	—
Steven R. Keen	—	—	—	—	—
Brian R. Buckham	—	—	—	—	—
Adam J. Richins	—	—	—	—	—
Jeffrey L. Malmen	—	—	—	—	—
1 Mr. Anderson's nonqualified deferred compensation account recorded a loss of $210 in 2020.

The Idaho Power Company Executive Deferred Compensation Plan is a nonqualified deferred compensation plan for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. To comply with the requirements of Section 409A of the Internal Revenue Code, and to take advantage of grandfathering rules under that section, the plan distinguishes between amounts that are subject to Section 409A and amounts that are not.

Eligibility Standards

The compensation committee designates from time to time which key employees of Idaho Power and its affiliates are eligible to participate in the plan. In selecting eligible employees, the compensation committee considers the position and responsibilities of such individuals, the value of their services, and other factors the compensation committee deems pertinent. The compensation committee may rescind its designation of an eligible employee and discontinue an employee’s future participation in the plan at any time.

Deferred Compensation

Prior to 2009, the plan permitted a participant to defer up to 100% of base salary and up to 100% of any short-term incentive compensation. Effective January 1, 2009, the plan permits a participant to defer up to 50% of base salary and up to 50% of any short-term incentive compensation.
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Accounts

Participants’ interests in the plan are reflected in bookkeeping accounts representing unfunded and unsecured obligations of the company. The amount deferred by a participant is credited to the participant’s bookkeeping account, and the participant selects how the amounts in the account are deemed invested. The company contributes the deferred amounts to a trust and the trust assets are used to satisfy plan obligations. The assets of the trust are subject to the claims of general creditors if the company were to become insolvent or file for bankruptcy.

Investment Options

The investment options available to participants are the same as those investments permitted under the Idaho Power Company Employee Savings Plan, which is our 401(k) plan. Participants are able to change fund investments on a daily basis.

Distribution

The portion of a participant’s account that is not subject to Section 409A of the Internal Revenue Code is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; (c) the participant’s disability; or (d) termination of the plan. Participants may request earlier distribution in the case of an unforeseeable emergency. Participants may also elect to receive this portion of their accounts at any time, subject to a 10% reduction. The portion of a participant’s account that is subject to Section 409A is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; or (c) the participant’s disability. If required to comply with Section 409A, distribution of this portion of a participant’s account may be delayed for six months following the participant’s termination of employment. In limited circumstances, this portion of a participant’s account may be distributed upon plan terminations.

Distributions may be made either in one lump sum or in five annual installments, as selected by the participant. With respect to the portion of the participant’s account that is not subject to Section 409A, this selection must be made at least one year prior to the occurrence of the event triggering payment. With respect to the portion of the participant’s account that is subject to Section 409A, this selection generally must be made before the year in which the services that give rise to the base salary or short-term incentive compensation being deferred are provided.

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Potential Payments Upon Termination or Change in Control

The tables below show the payments and benefits our NEOs, other than Mr. Anderson, would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 31, 2020, and used the closing price of our common stock on that date, which was $96.03. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power. For Mr. Anderson, the information provided below describes actual payments and benefits received in connection with his retirement effective June 1, 2020.

The information presented below:

•Excludes base salary and short-term incentive awards, to the extent earned due to employment through December 31, 2020.
•Excludes compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2020 table.
•Excludes the amounts reported in the Nonqualified Deferred Compensation for 2020 table. See the Nonqualified Deferred Compensation for 2020 table and the accompanying narrative for a description of accumulated benefits under our nonqualified deferred compensation plans.
•Includes only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2020 table.

Time-Vesting and Performance-Based Restricted Stock Units

The IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation committee, death, disability, or change in control, all unvested restricted stock units, whether time-vesting or performance-based, are forfeited upon termination. In the event of retirement with the approval of the compensation committee, death, or disability, the NEO receives a prorated number of restricted stock units based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock units, the prorated units vest at termination. In the case of performance-based restricted stock units, the performance goals must be met at some level before the units vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based restricted stock units that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock units are deemed to have expired and the payout opportunity on the performance-based restricted stock units is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based restricted stock units would also be paid. Dividend equivalents accrued through December 31, 2020 are included in the amounts shown in the tables.

As the compensation committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock unit awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation committee for vesting purposes if the NEO was over the age of 55 as of December 31, 2020.

Executive Incentive Plan

Our Executive Incentive Plan provides for cash-based short-term incentives that are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal, subject to proration in the event of termination constituting retirement or in the event of death or disability. Unlike the IDACORP 2000 Long-Term Incentive and Compensation Plan, the compensation committee is not required to approved proration
IDACORP, Inc. 2021 PROXY STATEMENT 66

for retirement under the Executive Incentive Plan, except for a general right to approve the annual payouts for all participants, including the right to decrease the payouts, even to zero if so elected by the board of directors.

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.

In such event, the NEO would receive:

•     a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;
•     vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;
•     outplacement services for 12 months, not to exceed $12,000; and
•     continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

We define a “change in control” as:

•     the acquisition of 20% or more of our outstanding voting securities;
•     the commencement of a tender or exchange offer for 20% or more of our outstanding voting securities;
•     shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50% of the voting securities of the surviving entity, no person will own 20% or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;
•     shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or
•     a change in a majority of the board of directors within a 24-month period without the approval of two-thirds of the members of the board.

Except with respect to Mr. Buckham’s and Mr. Richins' agreement, the agreements also permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

•     IDACORP or any successor company fails to comply with any provision of the agreement;
•     the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;
•     a reduction that is more than de minimis in
◦base salary or maximum short-term incentive award opportunity;
◦long-term incentive award opportunity;
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◦the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers; or
◦long-term disability and life insurance coverage;
•     our failure to require a successor company to assume and agree to perform under the agreement; or
•     a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

The agreements include a parachute tax provision. Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20% excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300% of the NEO’s prior five-year average Form W-2 income. In the event the 300% threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100% of the NEO’s prior five-year average Form W-2 income. The agreements provide that the NEO will receive the greater net benefit of (i) full severance benefits with such NEO paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case for Mr. Keen or Ms. Grow the company may, in its discretion in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax, provide a gross-up payment related to such excise tax imposed.

The compensation committee adopted a new change in control agreement policy in November 2009, and the compensation committee approved a new form of change in control agreement in March 2010, which is the form entered into by Mr. Buckham and Mr. Richins. The new change in control agreement does not include the 13th-month trigger provision, or any other single-trigger or modified single-trigger provisions, or any tax gross-up provisions. The compensation committee did not apply the new policy to existing change in control agreements, since those agreements were previously executed and agreed to with our NEOs.

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Darrel T. Anderson

Mr. Darrel T. Anderson retired as President and Chief Executive Officer of our company effective June 1, 2020. The compensation committee determined his voluntary retirement was a qualifying "retirement" for purposes of the vesting of time-based and performance-based restricted stock unit awards.

Pursuant to the terms of Mr. Anderson's time-based restricted stock unit awards, he received the following:

•Accelerated vesting, on a pro rata basis (83.3 percent) of his outstanding 2018 time-vesting restricted stock unit award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 5,979 shares.
•Accelerated vesting, on a pro rata basis (50.0 percent) of his outstanding 2019 time-vesting restricted stock unit award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 3,420 shares.
•Accelerated vesting, on a pro rata basis (16.7 percent) of his outstanding 2020 time-vesting restricted stock unit award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 923 shares.

Based on the closing price of IDACORP common stock on June 1, 2020 of $93.57, the 10,322 shares underlying the time-vesting restricted stock units vesting as of that date had an aggregate market value of $965,829.54.

Performance-based restricted stock units under the IDACORP 2000 Long-Term Incentive and Compensation Plan did not automatically vest in connection with Mr. Anderson's retirement. Instead, pursuant to the terms of the award, he received pro rata (83.3 percent) vesting based on the level of achievement of the performance goals under his 2018 award following completion of the 2018-2020 performance period, equal to 17,671 shares, together with the payment of dividend equivalents of $148,259.69. Also, pursuant to the terms of the awards, he is entitled to receive pro rata (50.0 percent) vesting of his 2019 award (and payment of related dividend equivalents), based on the level of achievement of the performance goals for the 2019-2021 performance period, and pro rata (16.7 percent) vesting of his 2020 award (and payment of related dividend equivalents), based on the level of achievement of the performance goals for the 2020-2022 performance period. The shares for the 2019 and 2020 award will not vest until the compensation committee and the board of directors determine that goals have been met. The number of shares underlying the 2019 and 2020 awards, on a pro rated basis, assuming performance at target level, is as follows:

Award	Number of Shares at Target Performance Level	End of Performance Period
2019	6,838	12/31/2021
2020	1,846	12/31/2022

Mr. Anderson also received a pro rata short-term incentive cash payment for 2020 pursuant to the terms of the IDACORP Executive Incentive Plan equal to $680,214. His retirement benefits under the Idaho Power Company Retirement Plan and Security Plan II commenced following his retirement, as described under Pension Benefits for 2020.

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Lisa A. Grow

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,687,500	1	755,861	2
Short-Term Incentive Plan											1,687,500	1	1,125,000	2
Long-Term Incentive Plan – Time-Vesting	469,395	3,4	—	5	—	5	469,395	4	796,761	6	796,761	6	796,761	6
Long-Term Incentive Plan – Performance Vesting	993,600	3,7	—	5	—	5	993,600	7	1,670,399	6	1,670,399	6	1,670,399	6
Benefits and Perquisites:
Security Plan I
Security Plan II	—	8	—	8	—	8	5,621,254	9			—	10	—	10
Welfare Benefits											38,623	11	28,874	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	1,462,995		—		—		7,084,249		2,467,160		5,892,783		4,376,895

1    Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. Base salary was reduced by $369,139 to avoid excise tax. In the event of a 13th - month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
3    As of the assumed voluntary termination date of December 31, 2020, Ms. Grow was over the age of 55. To illustrate potential termination-related benefits, we have assumed Ms. Grow’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of her time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Ms. Grow would receive full vesting of her 2018 time-vesting restricted stock unit award and pro rata vesting of her 2019 (66.7%) and 2020 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $96.03.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Ms. Grow’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6     Ms. Grow would receive full vesting of her time-vesting restricted stock unit awards and payout of the performance-based shares restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $96.03 and include the cash payment of dividend equivalents, as applicable.
7    Ms. Grow would receive full vesting of her 2018 award assuming the performance goals are met at the target level and pro rata vesting of her 2019 (66.7%) and 2020 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $96.03 and includes the cash payment of dividend equivalents.
8    Ms. Grow would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2020 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 2.80% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2020 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2021 under Security Plan II.
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2020 table and were determined as described in footnote 8.
11     Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12     The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14     See footnote 15. As Ms. Grow's compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15     The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) her compensation had been reduced to avoid an excise tax. Because Ms. Grow’s compensation was reduced to avoid excise tax in this instance (see footnote 2 above), under the terms of Ms. Grow’s change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Ms. Grow for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Ms. Grow were to receive a claim from the Internal Revenue Service.
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Steven R. Keen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,200,000	1	800,000	2
Short-Term Incentive Plan											720,000	1	480,000	2
Long-Term Incentive Plan – Time-Vesting	358,672	[3,4]	—	5	—	5	358,672	3	528,261	6	528,261	6	528,261	6
Long-Term Incentive Plan – Performance Vesting	762,870	[4,7]	—	5	—	5	762,870	7	1,114,637	6	1,114,637	6	1,114,637	6
Benefits and Perquisites:
Security Plan I
Security Plan II	150,474	8	150,474	8	150,474	8	6,343,052	9			150,474	10	150,474	10
Welfare Benefits											42,629	11	31,860	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	1,272,016		150,474		150,474		7,464,594		1,642,898		3,768,001		3,105,232

1    Mr. Keen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment.
3     Mr. Keen would receive full vesting of his 2018 time-vesting restricted stock unit award and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $96.03.
4    As of the assumed voluntary termination date of December 31, 2020, Mr. Keen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Keen’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Keen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6        Mr. Keen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $96.03 and include the cash payment of dividend equivalents, as applicable.
7    Mr. Keen would receive full vesting of his 2018 award assuming the performance goals are met at the target level and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $96.03 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Keen’s actual age and termination as of December 31, 2020, relative to the amount shown for Security Plan II in the Pension Benefits for 2020 table. We used a discount rate of 2.80% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2020 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2021 under Security Plan II.
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2020 table) were determined as described in footnote 8.
11     Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12     The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14    The company may make a 280G tax gross-up payment to Mr. Keen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Keen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15     See footnote 14. As Mr. Keen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
IDACORP, Inc. 2021 PROXY STATEMENT 71

Brian R. Buckham

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,000,000	1
Short-Term Incentive Plan											600,000	1
Long-Term Incentive Plan – Time-Vesting	—	2	—	3	—	3	264,754	4	401,790	5	401,790	5
Long-Term Incentive Plan – Performance Vesting	—	2	—	3	—	3	562,587	6	846,844	5	846,844	5
Benefits and Perquisites:
Security Plan II	—	7	—	7	—	7	5,521,145	8			—	9
Welfare Benefits											37,916	10
Outplacement Services											12,000	11
Total:	—		—		—		6,348,486		1,248,634		2,898,550

1    Mr. Buckham’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 31, 2020, Mr. Buckham was not over the age of 55. Thus, we have assumed Mr. Buckham’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Buckham’s time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Buckham would receive full vesting of his 2018 time-vesting restricted stock unit award and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $96.03.
5     Mr. Buckham would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $96.03 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Buckham would receive full vesting of his 2018 award assuming the performance goals are met at the target level and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $96.03 and includes the cash payment of dividend equivalents.
7    Mr. Buckham would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2020 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 2.80% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2020 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Buckham was 55 as of December 31, 2020.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2020 table and were determined as described in footnote 7. Payments would not commence until Mr. Buckham reaches age 55.
10     Mr. Buckham’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11     Mr. Buckham’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2021 PROXY STATEMENT 72

Adam J. Richins

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,000,000	1
Short-Term Incentive Plan											600,000	1
Long-Term Incentive Plan – Time-Vesting	—	2	—	3	—	3	150,382	4	264,947	5	264,947	5
Long-Term Incentive Plan – Performance Vesting	—	2	—	3	—	3	317,801	6	554,442	5	554,442	5
Benefits and Perquisites:
Security Plan II	—	7	—	7	—	7	4,211,344	8			—	9
Welfare Benefits											37,576	10
Outplacement Services											12,000	11
Total:	—		—		—		4,679,527		819,389		2,468,965

1    Mr. Richins’ change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 31, 2020, Mr. Richins was not over the age of 55. Thus, we have assumed Mr. Richins’ voluntary termination would not constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Richins’ time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Richins would receive full vesting of his 2018 time-vesting restricted stock unit award and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $96.03.
5     Mr. Richins would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $96.03 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Richins would receive full vesting of his 2018 award assuming the performance goals are met at the target level and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $96.03 and includes the cash payment of dividend equivalents.
7    Mr. Richins would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2020 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 2.80% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2020 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Richins was 55 as of December 31, 2020.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2020 table and were determined as described in footnote 7. Payments would not commence until Mr. Richins reaches age 55.
10     Mr. Richins’ change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11     Mr. Richins’ change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2021 PROXY STATEMENT 73

Jeffrey L. Malmen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											837,500	1	—	2
Short-Term Incentive Plan											418,750	1	106,260	2
Long-Term Incentive Plan – Time-Vesting	—	3	—	4	—	4	157,489	5	239,115	6	239,115	6	239,115	6
Long-Term Incentive Plan – Performance Vesting	—	3	—	4	—	4	334,173	7	503,133	6	503,133	6	503,133	6
Benefits and Perquisites:
Security Plan II	—	8	—	8	—	8	4,821,987	9			—	10	—	10
Welfare Benefits											49,338	11	36,864	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	—		—		—		5,313,649		742,248		2,059,836		885,372

1    Mr. Malmen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the payment of two-thirds of his severance payment. His base salary was reduced by $558,333 and his short-term incentive plan target was reduced by $172,907 to avoid excise tax. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
3    As of the assumed voluntary termination date of December 31, 2020, Mr. Malmen was not over the age of 55. Thus, we have assumed Mr. Malmen’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
4    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Malmen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
5    Mr. Malmen would receive full vesting of his 2018 time-vesting restricted stock unit award and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $96.03.
6     Mr. Malmen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $96.03 and include the cash payment of dividend equivalents, as applicable.
7    Mr. Malmen would receive full vesting of his 2018 award assuming the performance goals are met at the target level and pro rata vesting of his 2019 (66.7%) and 2020 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $96.03 and includes the cash payment of dividend equivalents.
8    Mr. Malmen would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2020 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 2.80% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2020 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Malmen was 55 as of December 31, 2020
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2020 table and were determined as described in footnote 8. Payments would not commence until Mr. Malmen reaches age 55.
11     Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12     The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Mr. Malmen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14     See footnote 15. As Mr. Malmen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15     The company may make a 280G tax gross-up payment to Mr. Malmen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Malmen’s compensation was reduced to avoid excise tax in this instance (see footnote 2 above), under the terms of Mr. Malmen’s change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Mr. Malmen for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Mr. Malmen were to receive a claim from the Internal Revenue Service.
IDACORP, Inc. 2021 PROXY STATEMENT 74

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution to approve on an advisory basis the compensation of our named executive officers. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. At each of our annual meetings of shareholders from 2011 to 2020, we provided our shareholders with the same opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for each meeting. At each of those meetings through 2018, over 93 percent of the votes cast by our shareholders have been in favor. In 2019, we received 70.2 percent of votes cast in favor of our executive compensation programs, and in recognition of this result we undertook significant efforts in 2019 and 2020 to re-examine our executive compensation and engage with our shareholders on the issue of compensation. In 2020, over 92 percent of the votes cast by our shareholders were in favor and we consider the results of those votes as evidence of support for our compensation program and decisions. Those voting results were a component of our basis for maintaining a similar approach to executive compensation for 2020. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts.

As described in more detail in the Compensation Discussion and Analysis, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers, and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our business strategy of growing financial strength, improving the core business, enhancing the brand, and keeping employees safe and engaged. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the Compensation Discussion and Analysis in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2020 Summary Compensation Table and other related compensation tables and narrative included in Part 4 – “Executive Compensation” in this proxy statement, which provide detailed information on the compensation of our named executive officers. We believe that the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2021 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our shareholders approved a proposal by the board of directors at the May 18, 2017 annual meeting of shareholders to hold our advisory vote on executive compensation annually, and the board of directors has adopted a policy consistent with this determination. Unless the shareholders and board of directors modify this policy, the next say-on-pay vote will be held at our 2022 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.

IDACORP, Inc. 2021 PROXY STATEMENT 75

CEO Pay Ratio

Our compensation committee annually reviews the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. For 2020, our last completed fiscal year, the ratio of our CEO's annual total compensation, as reported above in the Summary Compensation Table, to the employee we identified with the median of the annual total compensation of all employees (other than the CEO), as described below, was 30:1. We used Ms. Grow's annual total compensation for 2020 for this CEO pay ratio calculation as Ms. Grow was the CEO for the majority of 2020 and as of the last payroll period in 2020, on December 31, 2020.

For 2020, our median employee's annual base wage was $103,340, and our median employee's annual total compensation, which includes overtime, premium and supplemental pay, non-equity incentive plan compensation, change in present value of pension benefits, and 401k match, was $195,821. For 2020, the base wage of our CEO was $697,692, and the annual total compensation of our CEO inclusive of the actuarial change in future pension benefits, as reported above in the Summary Compensation Table, was $5,903,347. For each of the median employee and the CEO, the actuarial change in future pension benefits was a significant contributor to the difference between base wages and annual total compensation.

We identified the median employee as of the last payroll period in 2020, on December 31, 2020, using two factors:

•Base salary and wages paid to all full-time and part-time employees employed as of this date, as the consistently applied compensation measure and as reported in our payroll records reported to the Internal Revenue Service on Form W-2 for 2020; and
•Median years of service of employees with the same base wages, to reflect the median change in pension value for this group of employees.

As of December 31, 2020, our employee population consisted of approximately 2,000 individuals. Equity awards were excluded from our compensation measure in identifying the median employee because we do not widely distribute annual equity awards to our employees. Approximately 3% of our employees receive annual equity awards. In addition, we did not make any cost-of-living adjustments in identifying our median employee because all our employees are located in the United States.

After identifying the median employee, for the ratio calculation we used the following Summary Compensation Table elements in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for both our CEO and the median employee, which include, as applicable: base wages actually earned (including overtime wages), incentive earnings, bonus earnings, stock grants, the actuarial change in present value of pension benefits compared to the prior year, and all other compensation, such as taxable supplements, premiums, and 401k match amounts. The amounts attributable to a change in the value of each individual’s defined benefit pension account balance do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions, such as interest rates. As an additional point of reference, if the ratio calculation excluded the actuarial change in present value of pension benefits for both our CEO (change in value of $2,711,412) and the median employee (change in value of $73,548), the pay ratio for 2020 would be 26:1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

IDACORP, Inc. 2021 PROXY STATEMENT 76

PART 5 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for 2021. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The audit committee has adopted restrictions on hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte's continuing independence.

The audit committee meets annually in executive session without Deloitte present to evaluate the quality of Deloitte’s audit services and their performance, including Deloitte’s industry knowledge from an accounting and tax perspective, Deloitte’s continued independence and professional skepticism, the audit committee’s discussions with management about Deloitte’s performance, and information available from Public Company Accounting Oversight Board inspection reports. The audit committee annually considers whether the independent registered public accounting firm should be reappointed for another year. The lead engagement partner is required to rotate off the companies' audit every five years. The audit committee is involved in the selection of the lead engagement partner. In 2018, in connection with the mandated rotation of Deloitte’s lead engagement partner effective beginning with Deloitte’s audit of the Company’s 2019 financial statements, we interviewed candidates who met professional, industry, and other criteria. The audit committee chair participated in interviews with the finalists and selected the lead engagement partner, in consultation with the audit committee.

The audit committee will consider your vote as a factor in selecting our independent registered public accounting firm for 2022. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2020 and 2019 are as follows:

Fees Billed	2020	2019
Audit Fees	$1,553,435	$1,538,103
Audit-Related Fees[1]	104,500	108,487
Tax Fees[2]	40,121	23,993
All Other Fees[3]	1,895	1,895
Total Fees	$1,699,951	$1,672,478

1     Includes accounting-related consultation services and attest services related to financial reporting that are not required by statute or regulation.
2     Includes fees for consultation related to tax planning and accounting.
3     Accounting research tool subscription.

IDACORP, Inc. 2021 PROXY STATEMENT 77

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In accordance with the audit committee’s charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged by the company. The audit committee reviews the independent auditors’ engagement plan, including the audit plan, scope, and procedures. We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chair of the audit committee pre-approval authority for services. The chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chair, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chair, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

•     the independent registered public accounting firm cannot function in the role of management; and
•     the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2019 and 2020, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

IDACORP, Inc. 2021 PROXY STATEMENT 78

Report of the Audit Committee
The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

THE AUDIT COMMITTEE
Richard J. Navarro, Chair
Odette C. Bolano
Annette G. Elg
Dennis L. Johnson

IDACORP, Inc. 2021 PROXY STATEMENT 79

PART 6 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, for the 2021 annual meeting or in the future, he or she may contact investor relations in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the Annual Report, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2022 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2022 annual meeting of shareholders to be held on May 19, 2022.

Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2022 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 7, 2021.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2022 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2021 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 21, 2021 and no later than the close of business on January 20, 2022. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

If a shareholder fails to meet the applicable deadlines or fails to satisfy other applicable requirements of the SEC, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.

IDACORP, Inc. 2021 PROXY STATEMENT 80

Annual Report and Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2020, was provided or made available to shareholders together with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, which was required to be filed with the SEC. You may obtain a copy without charge upon written or oral request to Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the SEC, www.sec.gov.
IDACORP, Inc. 2021 PROXY STATEMENT 81

APPENDIX A

Compensation Survey Data Companies

Companies Included in the IOU Survey Data Group

AES Corporation	Evergy	Sempra Energy
ALLETE	Eversource Energy	Southern Company Services
Alliant Energy	Exelon	South Jersey Industries
Ameren	FirstEnergy	Southwest Gas
American Electric Power	Hawaiian Electric Industries, Inc.	Spire
Atmos Energy	Idaho Power Company	TECO Energy
AVANGRID	NextEra Energy Inc.	Unitil
Avista	NiSource	Xcel Energy
Black Hills	NorthWestern Energy
CenterPoint Energy	NW Natural
Chesapeake Utilities	OGE Energy
Cleco	ONE Gas
CMS Energy	Pacific Gas & Electric
Consolidated Edison	Pinnacle West Capital
Dominion Energy	PNM Resources
Duke Energy	Portland General Electric
Edison International	PPL
El Paso Electric Co.	Public Service Enterprise Group
Entergy	Puget Sound Energy

Companies Included in the General Industry Survey Data Group

2nd.MD	Applied Research Associates	Bombardier Transportation
3M	Aramark	Booz Allen Hamilton
A.0. Smith	Archer Daniels Midland	BorgWarner
AbbVie	Arconic	Bose
Accenture	Arkema	Boston Scientific
ACI Worldwide	Armstrong Flooring	Boy Scouts of America
Acronis	Armstrong World Industries	Bradley
Adecco	Arrow Electronics	Brembo
Adient	Arup Group	Bright Horizons
Adtalem Global Education	Asahi Kasei International	Brink's
Advanced Drainage Systems	Asbury Automotive Group	Broadridge Financial Solutions
Aera Energy	Ascension Health	Bunge
Aerojet Rocketdyne	Ashland	Burlington Northern Santa Fe
Agilent Technologies	Assertio Therapeutics	Bush Brothers & Company
Aimia	Association of American Medical	Buzzi Unicem USA
Air Liquide	Colleges	BWX Technologies
Air Products and Chemicals	AT&T	Cabot
Airbus Group (EADS)	Aurora Healthcare	California Dental Association
Albertsons	Autoliv	Campbell Soup
Alcoa	Automatic Data Processing	Canadian National Railway
Allegheny Technologies	AvalonBay Communities	Canadian Pacific Railway
Allegion	Avery Dennison	Cardinal Health
Allergan	Avis Budget Group	Career Education
Allied Electronics	Axalta Coating Systems	Cargill
Alorica	BAE Systems	Carmeuse North America Group
Altice USA	Bain & Company	Carnival
Altria Group	Ball	Catalent Pharma Solutions
Altus Group	Battelle Memorial Institute	Caterpillar
Alyeska Pipeline Service	Baxter	Catholic Health Initiatives
Amadeus North America	Baylor Scott & White Health	CDK Global
Amazon.com	BBA Aviation	CDM Smith
American Airlines	Bechtel Nuclear, Security &	Cegedim
American Crystal Sugar	Environmental	Celanese
American Greetings	Becton Dickinson	Celestica
American Heart Association	Belk	CenturyLink
American Sugar Refining	Berry Plastics	Ceridian HCM
American Tire Distributors	Best Buy	CF Industries
American University	Big Lots	CGI Technologies and Solutions
Americas Styrenics	Biogen	Chamberlain Group
AmeriHealth Caritas	Biotronik	Charter Communications
AmerisourceBergen	BJ's Restaurants	Chemours Company
AMETEK	BJ's Wholesale Club	Cherokee Nation Businesses
Amgen	Bloomin Brands	Chevron Phillips Chemical
Amtrak	Blount International	Chewy.com

Amway	Blue Diamond Growers	Chicago Transit Authority
Andersen	BMC Software	Chickasaw Nation
Andersons	Board of Pensions of the Presbyterian	Children's Hospital & Medical Center
Anheuser-Busch	Church	Choice Hotels International
Anixter	Boddie-Noell Enterprises	CHS
Apple	Boeing	Chumash Casino Resort
Church & Dwight	Dairy Farmers of America	ESCO Technologies
Church of Jesus Christ of Latter-day	Darden Restaurants	Essendant
Saints	Dassault Systemes	Essentia Health
Cincinnati Children's Hospital Medical	DaVita Healthcare Partners	Estee Lauder
Center	Day & Zimmermann	Everis
CIRCOR International	DCP Midstream	Evoqua Water Technologies
Cisco Systems	Dean Foods	Experian Americas
City of Greensboro	Delphi Technologies	Exterran
City of Houston	Deluxe	Farmer Brothers
City of Philadelphia	DENSO International	FedEx Express
Clean Harbors	Dentsply Sirona	Ferguson Enterprises
Clearwater Paper Corporation	Department of Administrative Services	Ferrara Candy Company
Cleveland-Cliffs	DePaul University	FirstGroup America
Clorox	DHL Supply Chain	FIS
Coca-Cola	Diageo North America	Fiserv
Coesia	Diebold Nixdorf	FLEXcon Co
Cold Spring Harbor Laboratory	Dignity Health	Flowers Foods
Colgate-Palmolive	DJO Global	Flowserve
Colonial Pipeline Company	Dole Food Company	Fluor
Colonial Williamsburg Foundation	Domino's Pizza	Fluor Federal Petroleum Operations
Colsa	Domtar	FOCUS Brands
Columbia Sportswear	Donaldson	Ford
Columbus McKinnon	Doncasters Group	Fortive Corporation
Comcast	Donnelley Financial Solutions	Fortune Brands Home & Security
CommScope	Dot Foods	Four Seasons Hotels
Community Coffee	Dow Chemical	Freeport-McMoRan
Community Health Network	DuPont	Froedtert Health
Compass	E.A. Sween Company	Frontier Communications
Compassion International	E.W. Scripps	Fugro
Computacenter Fusionstorm Inc.	EAB Global	GAF Materials
Computershare Trust	Eastman Chemical	GCP Applied Technologies
ConAgra Brands	Eaton	GDM Seeds
Concentrix	EBSCO Industries	GE Aviation
Continental Automotive Systems	Edgewell Personal Care	General Atomics
Continental Carbon	Edwards Lifesciences	General Dynamics
Cooper Standard Automotive	Electrolux	General Dynamics Information
CoorsTek	Element Fleet Management	Technology
Corning	Eli Lilly	General Mills

Corteva Agriscience	EMCOR Group	General Motors
Covestro	Emerson Electric	Genesis Energy
Crown Castle	Emory University	Genus
CSC ServiceWorks	Enable Midstream Partners	Gibraltar
CSX	Encompass Health Corporation	Gildan Activewear
CTB Inc	Endo	Gilead Sciences
Cubic	Environmental Chemical Corp	Glanbia Group Services
Curtiss-Wright	Epson America	Global Payments
Cushman & Wakefield	EQT Corporation	GLOBALFOUNDRIES
CVR Energy	Equifax	Globalscape
CVS Health	Ernst & Young	Glory Global Solutions
Daimler Trucks North America	ESCO Group	GMO GlobalSign
GOJO Industries	IBM	Kelly Services
goTRG	ICF International	Kelsey-Seybold Clinic
Graco	IDEX Corporation	Kennametal
GrafTech International	IDEXX Laboratories	Kent Corporation
Grande Cheese	iHeartMedia	Keurig Dr Pepper
Graphic Packaging	Illinois Tool Works	KI, Inc
Greif	Ingersoll Rand	Kimberly-Clark
Grupo Cementos de Chihuahua	Ingevity	Kimley-Horn and Associates
GS1 US	Ingram Industries	Kindred Healthcare
Gypsum Management & Supply	Innophos	Kinross Gold
H&R Block	Insperity	Koch Industries
H.B. Fuller	Inspire Brands	Kohler
Habitat for Humanity International	Institute for Defense Analyses	Komax
Hallmark Cards	Institute of Electrical & Electronic	Kongsberg Automotive
Harland Clarke	Engineers (IEEE)	Koss Corporation
Harley-Davidson	Integer Holdings	Kraft Heinz
Harman International Industries	Integra Lifesciences	Kroger
Harris	Intercontinental Hotels Group	Kronos Worldwide
Harris Health System	International Coffee & Tea	Kyocera International
Harsco	International Data Group	Land O'Lakes
Harvey Industries	International Game Technology	Lear
Hasbro	International Paper	Learning Care Group
Haworth	Interstate Batteries Systems	Ledcor Group of Companies
HCA Healthcare	Intertape Polymer Group	Leggett and Platt
HDR	ION Geophysical	Lehigh Hanson
Helen of Troy	IQVIA	Lehigh University
Hendrickson	Irvine	Leidos
Henry Ford Health System	ITG Brands	Lend Lease
Henry Schein	Ithaka Harbors	Lenovo
Herc Rentals	ITT Inc.	Leprino Foods
Herman Miller	J. Crew	Leupold & Stevens
Hershey	J.D. Power	Levi Strauss

Hertz	J.M. Smucker	Lexmark
Hexcel	Jack in the Box	Liberty Global
Hi-Crush Proppants	Jacobs Engineering	Liberty Latin America
Hillenbrand	Jacobs Technology	Life Time Fitness, Inc.
Hilti Inc	Jefferson Science Associates	LifeWay Christian Resources
Hilton Grand Vacations	JELD-WEN	Limbach
Hilton Worldwide	Jensen Precast	Lincoln Electric
Hitachi Solutions America	JetBlue Airways	Littelfuse
Hitachi Vantara	John Wiley & Sons	LIXIL Group
HNI	Johns Hopkins University	Logicalis
HNTB	Johns Manville	L'Oreal
Honeywell	Johnson Controls	Los Angeles County Metropolitan
Hormel Foods	Judicial Council of California	Transportation Authority
Host Hotels & Resorts	K. Hovnanian Companies	LSC Communications
Houghton Mifflin Harcourt Publishing	Kaiser Foundation Health Plan	Lubrizol
HP Inc.	Kantar Group	Luck Companies
Huntington Memorial Hospital	KBR	Lutron Electronics
Hunton Andrews Kurth	Kellogg	Lydall
LyondellBasell	Mosaic	Oshkosh
M. A. Mortenson Company	Motorola Solutions	Osmotica Pharmaceutical
Magellan Health Services	MRC Global Inc	Outfront Media
Magellan Midstream Partners	MRIGlobal	Owens Corning
Maine Medical Center	MTD Products	Owens-Illinois
Makino	MTS Systems	Oxford Instruments
Mambu	Mylan	Pacific Northwest National Laboratory
Marathon Oil	National Academies of Sciences,	Panasonic of North America
Maricopa Integrated Health System	Engineering, and Medicine	Panda Restaurant Group
Marriott International	National Futures Association	PAREXEL
Marriott Vacations Worldwide	National Louis University	Parker Hannifin
Mars Incorporated	National Rural Electric Cooperative	Parsons Corporation
Martin Marietta Materials	Association	Paychex
Mary Kay	Nature's Bounty Co.	Peabody Energy
Masco	Nature's Sunshine Products	PepsiCo
Matrix Service	Navistar International	Performance Food Group
Mattel	Navy Exchange Enterprise	Perspecta
Matthews International	NCR	Petco
Mauser Packaging Solutions	Nestle USA	Pharmavite
McCain Foods	New York Racing Association	Philips Healthcare
McClatchy	New York Times	Piedmont Healthcare
McCormick	New York University	Pilot Flying J
McDonald's	Newegg.com	Pitney Bowes
Media Planning Group	Newell Brands	PKC Group
Medical College of Wisconsin	Newmont Mining	Plexus
Medical Group Management Assn	News Corporation	PODS Enterprises

Medline Industries	Newsday	Polaris Industries
Medtronic	Nicklaus Children's Health System	PolyOne
MedVet	Nike	Port Authority of NY & NJ
Memorial Sloan-Kettering Cancer	Nissan Motor	Port of Portland
Center	NNV Ventures	Port of Seattle
Mercy Health System	Norfolk Southern	Praxair
MercyHealth Corp.	North Carolina Office of State Human	Preformed Line Products
Meritor	Resources	PrimeSource Building Products
Messer Group	Northern Arizona University	Project Management Advisors Inc
Methodist Hospital System	Northrop Grumman	Project Management Institute
MGM Resorts International	Northwest Permanente PC	Promat
Microsoft	Norton Health Care	Providence Health & Services
Milacron	NOVA Chemicals	PulteGroup
Mine Safety Appliances	Novartis	Purdue Pharma
Minneapolis School District	Novelis	QTI Human Resources
Minnesota Management & Budget	Nu Skin Enterprises	Quad/Graphics
Mission Produce	Nutrien	Quest Diagnostics
Missouri Department of Conservation	NYU Langone Medical Center	R.D. Offutt Company
Mitsubishi International	Occidental Petroleum	R.R. Donnelley
Molex	Ocean Spray Cranberries	Rackspace
Molina Healthcare	OLX	Radisson Hotels
Molson Coors Brewing	ONEOK	Raising Cane's Chicken Fingers
Momentive Performance Materials	Options Clearing Corporation	RAND Corporation
Mondelez	Orlando Health	Rank Group
Rayonier	SGS - Societe Generale de	TaylorMade Golf
Rayonier Advanced Materials	Surveillance	TDIndustries
Recology	Shaw Industries	TDS Telecom
Redbox Automated Retail	Sherwin-Williams	Teacher Retirement System of Texas
Regeneron Pharmaceuticals	Sitel	TeamHealth
Reiter Affiliated Companies	Smithfield Foods	TEGNA
Resideo	Smithsonian Magazine	Tellurian
Rev Group	SMSC Gaming Enterprise	Tennant Company
Revantage Corporate Services	Snap-on	Teradata
Revlon	SNC-Lavalin	Terex
Rexnord Corporation	Sodexo	Terracon Consultants
Reynolds American	Sonepar USA	Texas - State Auditor's Office
Rich Products	Sonic Corp	Texas Children's Hospital
Ricoh Americas	Sonoco Products	Textron
Rite Aid	Sonora Quest Laboratories	The Christ Hospital
Rite-Hite	Sony	The Wing
Robert Bosch	Sony Electronics	Thermo Fisher Scientific
Robroy Industries	Southeastern Freight Lines	Thyssenkrupp
Roche Holding	Southern Glazer's Wine and Spirits	Tiffany & Co.
Rockwell Automation	Southwest Airlines	Timken

Rotary International	Southwire Company	TimkenSteel
Royal Caribbean Cruises	Spectrum Health - Grand Rapids	TJX Companies
Royal Philips	Hospitals	T-Mobile USA
RSM US LLP	Spirit AeroSystems	TomTom
Ryder System	Spirit Airlines	Toro
Ryerson	Splunk	Total System Service (TSYS)
S&C Electric	Sprint	Transocean
S&P Global	SPX Corporation	TransUnion
S.C. Johnson & Son	SSM Health Care St Louis	Treasure Island Resort & Casino
Sabre Corporation	St Francis Hospital	Tribune Media
Saint-Gobain	St. Luke's Health System in Boise	Tribune Publishing
Salesforce.org	Idaho	Trijicon, Inc.
Salk Institute for Biological Studies	Stampin' Up!	Trimble
Samsung	Standex International	Trinity Health
Samuel, Son & Co. Limited	Stanford University	Trinity Industries
Sargento Foods	Stanley Black & Decker	TripAdvisor
SAS Institute	Stantec	Triumph Group
Savannah River Remediation	Star Tribune	True Value Company
Sazerac Company	State Teachers Retirement System of	TTEC
Schmolz + Bickenbach	Ohio	Tupperware Brands
Scholastic	Steelcase	Turner Broadcasting
Schreiber Foods	Stericycle	Tyson Foods
Scientific Research Corporation	Stolt-Nielsen	U.S. Xpress Enterprises
Scotts Miracle-Gro	Stryker	UNC Health Care
Sealed Air	Sunbelt Rentals	Under Armour
Sensient Technologies	SWIFT	Unilever United States
Serco Group	Swift Transportation	Unisys
Sercomm	Sysco Corporation	United Continental Holdings
Service Corporation International	Target	United Properties
ServiceMaster Company	Taubman Centers	United Rentals
United States Cellular	Valero Energy	Waters
United States Steel	Valvoline	Watts Water Technologies
United Technologies Corporation (UTC)	Van Andel Institute	Wawa
Univar	Vectrus	Wayne Farms
Universal Health Services	Ventura Foods	Wellcare Health Plans
Universal Parks & Resorts	VeriSign	Wells Enterprises
University of Alabama at Birmingham	Verisk Analytics	Wendy's Group
University of Chicago	Veritiv	West Pharmaceutical Services
University of Colorado Health	Verizon	Western Digital
University of Maryland Faculty	Versum Materials	Westlake Chemical
Physicians	Vertex Pharmaceuticals	WestRock
University of Miami	VF Corporation	Weyerhaeuser
University of Michigan-Ann Arbor	Viacom	Whirlpool
University of Missouri System	Viad	White & Case

University of Richmond	Virginia Department of Transportation	Winnebago Industries
University of Rochester	Vista Outdoor	World Vision International
University of Southern California	Visteon	Worthington Industries
University of Texas - M.D. Anderson	Vulcan	XPO Logistics
Cancer Center	Vulcan Materials	Xtek Inc
University of Texas at Austin	W.R. Grace	Yanfeng Global Automotive Interior
University of Virginia	W.W. Grainger	Systems
UPS	Walgreens Alliance Boots	Yazaki Corporation
URS CH2M Oak Ridge (UCOR)	Walt Disney	Yum! Brands
US Acute Care Solutions	Warner Music Group	Zebra Technologies
UT Health Science Center at Houston	WarnerMedia Group	ZF TRW Automotive
UT Southwestern Medical Center	Washington University in St. Louis	Zimmer Biomet
Utah Transit Authority	Waste Management

Annual Meeting of Shareholders of IDACORP, Inc.

Time: May 20, 2021 / 10:00 a.m. Mountain Time
Place: www.proxydocs.com/IDA
Virtual Meeting Only - No Physical Location

All votes by Internet or telephone must be received by 3:00 p.m., Mountain Time, May 19, 2021.

INTERNET **Go To:** www.proxypush.com/IDA

1. Go to the URL shown above.
2. Have your Voting Instruction Form ready and follow the instructions posted on the website.

TELEPHONE **Call 1-866-702-2221**

1. Use any touch-tone telephone.
2. Have your Voting Instruction Form ready and follow the simple recorded instructions.

MAIL

1. Mark, sign and date your Voting Instruction Form.
2. Detach and return your Voting Instruction Form in the postage-paid envelope provided.

CONTROL NUMBER

Scan code for mobile voting

PROXY TABULATOR FOR

IDACORP

P.O. BOX 8016
CARY, NC 27512-9903

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